Exhibit (c)(1)

Valuation analysis - For the attention of the Transaction Committee of Cnova N.V. 8 August 2016 Strictly Private and Confidential Transactions Restructuring Transformation Project Delphes - Final Report Fairness Opinion on the Merger

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com Cnova N.V. WTC Schiphol Airport Tower D, 7th Floor Schiphol Boulevard 273 1118 BH Schiphol The Netherlands 8 August 2016 For the attention of the Transaction Committee of Cnova N.V. in relation to the project Delphes Dear Sirs, In accordance with our engagement letter dated 14 March 2016 (the “Engagement letter”), we are pleased to provide the Transaction Committee of Cnova N.V. with the final report of our work on the Fairness Opinion related to the Merger contemplated by Via Varejo and Cnova Brazil and the combination of their businesses in the framework of the project Delphes. Context and Purpose of the Fairness Opinion In 2014, the following Group entities combined their e - commerce assets: - Casino Guichard Perrachon (“CGP”); - Almacenes Éxito S.A. (“Éxito”), a controlled subsidiary of Casino listed in Colombia; - Companhia Brasileira de Distribuiçao (“CBD” or “GPA”), a controlled subsidiary of CGP and Éxito, listed in Brazil and in the United States; and - Via Varejo S.A. (“Via Varejo” or “VV”), a controlled subsidiary of GPA listed in Brazil. These entities agreed on 4 June 2014 to transfer their respective e - commerce businesses in France, Latin America and Asia to Cnova N.V. (“Cnova” or the “Company”). As Cnova is a holding company, these e - commerce businesses are mainly operated through the following subsidiaries: - Cdiscount S.A. (“Cdiscount”) in France as well as in selected international countries; - Cnova Comércio Eletrônico S.A. (“Nova”, “Cnova Brazil”) in Brazil. In 2015, Cnova consolidated net sales reached € 3.42bn. Because of the global disturbed situation in Brazil and the commercial and financial difficulties encountered by Nova, the Casino group has announced a reorganization project on 12 May 2016 in which Cnova Comércio Eletrônico S.A., held by Cnova N.V., would be merged with Via Varejo S.A. through the creation of a new subsidiary(“VV Part Participações S.A.” or“VV Part”) wholly owned by Via Varejo(the “Transaction”). In connection with this contemplated transaction, Cnova Board of Directors has created a transaction committee (the "Transaction Committee") to assess the benefits of the Transaction for Cnova’s shareholders. This document (the “Final Report”, the “Final report of the Fairness Opinion” or the“Document”) was prepared by Eight Advisory France S.A.S.(“Eight Advisory”) for the benefit and use of the Transaction Committee, in connection with its analysis of the Transaction. The purpose of this Report is to provide the Transaction Committee of Cnova with our independent opinion on the financial fairness for Cnova’s shareholders of the contemplated Transaction(Merger of Via Varejo and Nova businesses). This Final Report is based on the terms and conditions presented in the Reorganization Agreement signed by the parties dated 8 August 2016. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Transactions Restructuring Transformation 2

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com Eight Advisory and Declaration of Independence Founded in 2009 by several partners and directors from international audit and consulting firms and also from the business world, Eight Advisory is an independent financial and operational firm, gathering expert professionals in their respective fields. With 22 partners boasting an average of 22 years of experience in the business and over 220 employees, Eight Advisory performed more than 1,000 assignments in supporting large corporate groups, investment funds, financial institutions and family - owned groups in making decisions in the context of transactions, litigation, financial appraisal, restructuring and operational performance. With two offices in Paris and in London and about 15 international partners, Eight Advisory is a firm well - known for its trusted signature, on both national and international engagements. Eight Advisory France S.A.S. has neither legal nor financial relationships with entities involved in the Transaction or its advisors and holds neither financial interest in the success of the Transaction, nor receivables or debts to any companies involved in the Transaction or any individual or entity that it controls within the meaning of Article l.233 - 3 of the French commercial code. Eight Advisory confirms there is no past, present or future link with any entities involved in the Transaction or its advisors, which are likely to affect its independence or impartiality of its judgment in the context of this Transaction. For the realization of the Fairness Opinion related to the present Transaction, we inform the Transaction Committee and Cnova’s shareholders that our fees are not relying on the success of the Transaction. Scope of work and Diligences In the context of the Transaction, we were mandated by the Transaction Committee of Cnova N.V. in order to appraise the value of Cnova N.V., Nova and Cdiscount, and deliver our opinion on the fairness of the contemplated Transaction. Please note that this document is the third official report prepared with the latest information provided to us. It should be read in conjunction with our report dated 11 May 2016 and 30 July 2016. Our work consisted of the following steps: - Analyze the available historical financial data for Cnova N.V., Nova and Cdiscount; - Review and understand the Transaction context and process as well as the key drivers of the valuation of each entity; - Review the available business plans at the Transaction date; - Review BNPP valuation report dated 8 August 2016; - Interviews with the management of Cnova N.V., Nova, Cdiscount with regard to the historical performances and the business plans; - Implement a multi - criteria approach to appraise the equity values of Cnova N.V., Nova and Cdiscount; - Estimate the value of the potential synergies arising from the business combination of Nova and Via Varejo; - Review the projected terms of the Reorganization Agreement (“Agreement”) as of 8 August 2016; - Deliver our Fairness Opinion to the Transaction Committee on the financial Terms and Conditions as defined in the Agreement as of 8 August 2016. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Transactions Restructuring Transformation 3

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com According to our quality risk management procedure, an independent review of this Document was performed by one of our Directors. Valuation approaches Our work relied on a multi - criteria approach, based on the generally accepted valuation methods: - The Income Approach indicates the Enterprise Value of a business based on the present value of the cash flows that the business can be expected to generate in the future. Such cash flows are discounted at a discount rate(the Weighted Average Cost of Capital) that reflects the time value of money and the risks associated with the cash flows. This approach relies on forecasts prepared by the management teams. - The Market approach indicates the value of a business based on a comparison with comparable firms in similar lines of business that are publicly traded or which are part of a public or private transaction. This approach can be estimated through the Trading Multiples Method and the Market Transaction Method. - The analysis of the historical evolution of the share price and its liquidity. - The analysis of recent transactions on the companies’ capital. - The Sum - of - the - Parts approach indicates the Equity Value of a company by adding the company assets and deducting its liabilities, estimated at their fair market values. The assets fair market values may be estimated according to the methods presented before. By nature, valuation is not an exact science. Therefore, conclusions from our work are inevitably subjective and rely on the appreciation and judgment of the appraiser. Source of information and limits For the purpose of our Fairness Opinion, we have relied upon financial and other information from various public, financial, and industry sources. This information has not be verified and accordingly, the accuracy of the information is not warranted. In addition to this information, our work was based on financial and other information and explanations provided to us by Cnova management team, which has confirmed to us that all information relevant to our work has been communicated to us during our engagement, and that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material aspect. All forecasts are the sole responsibility of Cnova management team. We will accept no responsibility for the achievement of forecasts. We assume that they have been prepared on bases reflecting the best currently available estimates of the future financial performance and have performed analysis to assess whether the forecasts underlying assumptions were consistent with the information available. We relied on the assumption that the intragroup agreements conditions were at arm’s length. We note that they have been reviewed by an independent expert. Our work is based on market conditions prevailing as of 19 July 2016 and information on the Company as of 6 August 2016. Any evolution in the prospects of the Company or the market conditions (currencies, credit and stock markets conditions, macroeconomic and geopolitical risks, market and regulatory trends, etc.), or any change in operating conditions, and any information that is incorrect, incomplete or not communicated could have a significant impact on our conclusions and might require our analysis to be updated. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Transactions Restructuring Transformation 4

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com We relied on information available as of 8 August 2016. In particular, our valuation work relies on the Reorganization Agreement as of 8 August 2016. This agreement presents over the global equation of the Transaction and some adjustments and guaranties that can not impact our valuation analysis at the date of our Report, such as: - Final price adjustment mechanism . The objective of this adjustment is to take into account in the final purchase price any deviation of the projected cash flows between the signing and the closing dates. Such deviation is not expected at the date of our work, and the adjustment was therefore not considered in our analysis; - Indemnity cap carve out on issues related to the Class action (settlement amount that could be paid by Cnova) and the amount of the potential SEC penalty . Our analyses rely on assumptions provided to us by Management and consistent with the Group’s position, i.e.$0m for the potential SEC penalty and $1m for the potential settlement amount in relation with the Class action. Any difference between these amounts and the final amounts to be paid by Cnova could significantly impact the conclusion of our analyses; - Indemnity cash collateral from Cnova (or alternatively Casino or banks guarantees) . By nature, this item can not impact the valuation at this stage, and was therefore not considered in our analysis. Our document was prepared for the benefit and use of the Transaction Committee, and is not rendered to, or for the benefit of, and shall not confer rights or remedies upon, any person other than the Transaction Committee. We express neither view nor opinion on the relative merits of the Transaction in comparison to other strategies available to Cnova, or on strategies Cnova’s shareholders should apply in this context. We understand that as part of the reorganization, a Tender Offer (the “Offer”) on Cnova free float is currently considered. We do not express any opinion on this Offer at this stage. Our work did not consist in performing audit procedures which would be necessary in order to express an opinion in respect of the Company’s financial statements. Date of our work This Report presents our conclusions based on the work performed and the information available as of 8 August 2016. We would like to thank you for providing us with this opportunity to work with you and remain at your disposal for any question. Yours Faithfully, Alexis Karklins - Marchay Partner For Eight Advisory SAS Valuation analysis - Project Delphes - Final Report - 8 August 2016 Transactions Restructuring Transformation 5

Table of contents Eight Advisory Team: Alexis Karklins - Marchay Partner Geoffroy Bizard Director Romain Le Theo Senior Manager David Benabou Manager Thomas Karcher Senior Alessio Carbe Analyst Quality review: Sophie Carles Director Section Page 1. Summary of our findings 8 2. Reconciliation with values presented on 11 May 2016 10 3. Context of our work 14 4. Valuation methodology and results 18 5. Valuation analysis 23 6. Synergies analysis 35 7. Valuation results including synergies 37 8. Review of BNP Paribas valuation analysis 40 9. Analysis of the Terms of the Agreement 44 10.Conclusions 49 11.Appendix 52 Valuation analysis - Project Delphes - Final Report - 8 August 2016 Contents © 2016 Owned by Eight Advisory - Confidential

General terms and abbreviations Glossary € m million of euros $m million of US Dollars R$m million of Brazilian reais 8A Eight Advisory A Actual Adj. Adjusted Agt See Agreement Agreement Reorganization Agreement as of 8 August 2016 AMF Autorité des Marchés Financiers B2C Business to Consumers BP Business plan BNPP BNP Paribas c. Circa CBD Companhia Brasileira de Distribuição CAGR Compound annual growth rate Capex Capital expenditure CEO Chief Executive Officer CFO Chief Financial Officer CF Cash flow CGP Casino Guichard - Perrachon CIT Corporate income tax CoGS Cost of Goods Sold D&A Depreciation of tangible fixed assets and amortization D&O Directors and Officers DCF Discounted cash flow EBIT Earnings before interest (and financial items), taxes(current deferred income taxes) and exceptional items EBITDA EBIT before depreciation & amortization of fixed assets Eq. V. Equity Value ERP Equity Risk Premium EV Enterprise Value e.g. For example FCF Free Cash Flows FY[XX]A Financial year ending 31 Dec 20[XX], actual FY[XX]B Financial year ending 31 Dec 20[XX], budget FY[XX]F Financial year ending 31 Dec 20[XX], forecast FX Foreign exchange GMV Gross Merchandise Value GPA Grupo Pao de Açucar HQ Headquarters I/C Intercompany i.e. Id est IPCA Índice Nacional de Preços ao Consumidor Amplo (Brazil consumer price index) IPO Initial Public Offering KPIs Key Performance Indicators LTG Long - Term Growth Rate Max. Maximum Min. Minimum n.a. Not applicable n.c. Not communicated n.m. Not meaningful NewCo VV Part Participações S.A., wholly owned subsidiary of Via Varejo S.A. NFD Net Financial Debt NOL Net Operating Losses Nova Cnova Comércio Eletrônico S.A. NPV Net Present Value NWC Net Working Capital Opex Operating expenses o/w Of which p.a. Per annum P&L Profit & loss account and PRC Provisions for risks and charges SELIC Sistema Especial de Liquidação eCustodia(Brazilbanks overnight rate) SG&A Selling General and Administrative vs. Versus WC Working capital WACC Weighted average cost of capital VWAP Volume weighted average price VV Via Varejo S.A. Y - o - Y Year on year YTD Year to date Valuation analysis - Project Delphes - Final Report - 8 August 2016 7 © 2016 Owned by Eight Advisory - Confidential

1. Summary of our findings

What are the key findings of our analyses?

Based on the standalone equity values estimated, the financial terms of the Reorganization Agreement as of 8 August 2016 lead to an implied "premium" on Nova standalone value, which appears to be fair for Cnova's shareholders.

1. Agreement vs. 8A and BNPP – Cnova per share

	Agreement (8 August 2016)	$2,206m	**$5.00 per share**
1.	**8A standalone (central)**	$1,803m	**$4.09 per share**
	Implied premium		22%
2.	**8A including 100% synergies (standalone central value)**		**$4.79 per share**
	Implied premium		4%
3.	**8A standalone (high)**	$2,043m	**$4.63 per share**
	Implied premium		8%
	For information: 8A including 100% synergies (standalone high value)		*$5.33 per share*
	Reminder: BNPP standalone		*$4.59 - $5.12 per share*
	8A estimate of BNPP including synergies		*$4.70 - $5.29 per share*

Source: Agreement dated 8 August 2016, Management, Eight Advisory analysis
Note: Eight Advisory range based on sensitivity to WACC

2. Agreement vs. 8A and BNPP – Standalone values

in $m	Nova		Cdiscount		Hold. costs	Interco. debt	Cnova	
Agreement (8 August 2016)	489		1,718		n.a.	n.a.	**2,206**	
BNPP standalone (Low/High)	391	457	1,572	1,741	(87)	147	**2,024**	**2,259**
8A standalone (central)	344		1,444		(138)	153	**1,803**	
For information: 8A standalone (high)	*395*		*1,633*		*(138)*	*153*	**2,043**	
Premium Agt. / 8A (central)	42%		18%				**22%**	
8A vs. BNPP	(12)%	(25)%	(8)%	(17)%			**(11)%**	**(20)%**

Source: Agreement dated 8 August 2016, Management, Eight Advisory analysis

3. Analysis of the terms of the Agreement as of 8 August 2016

→ Terms and conditions of the Reorganization Agreement as of 8 August 2016 are correctly estimated. The Transaction global equilibrium is as follows:

21.9% * $2,206m + $161m = 100% * $489m + $156m

(Cnova) *(Cash Portion & Interco. debt)* *(Nova)* *(Interco. Debt at 5 August 2016 and with a 3.28 US$/R$ (1m average currency exchange rate)*

→ With Eight Advisory intrinsic standalone values and the Cash Portion:

21.9%* $1,803m + $158m > 100% * $344m + $153m

$553m ***$497m*** *Interco. Debt at 30 June 2016 and with a 3.31 US$/ R$ currency exchange rate (1m average as at 19 July 2016)*

→ **Implied "premium" of $56m** (difference between the price paid of $553m and $497m corresponding to the value of Nova plus repayment of the intercompany debt), corresponding to:

- **16%% premium over Nova standalone value** (and 15% based on Nova and Cnova standalone high values), or
- **29%% of Nova estimated net synergies attributable to Cnova's shareholders** (and 30% based on Nova and Cnova standalone high values).

→ **The financial terms of the Reorganization Agreement lead to an implied "premium" on Nova standalone value, which appears to be fair for Cnova's shareholders.**

EIGHT ADVISORY

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Summary of our findings 9

2. Reconciliation with values presented on 11 May 2016

Cnova Equity Value slight erosion between our analyses as of 11 May 2016 and 8 August 2016 (from $1,814m to $1,803m, based on the DCF method and Nova What are the variables explaining the evolution in Cnova Equity revised BP as of July 2016) is mainly due to Nova. Bridge of Cnova Equity Value variation based on DCF as presented on 11 May 2016 vs. as of 8 August 2016 1,850 1,814 18 Value since the 11 May 2016? Cnova Cdiscount Nova 1 1,800 (31) 1,750 1,700 1,650 1,600 Cnova - May 2016 Nova standalone Cdiscount standalone (incl. Int'l) Source: Eight Advisory analysis Key impacts ᇄ Cdiscount standalone: cf. page 12. ᇄ Nova standalone: cf. page 13. ᇄ Holding: mainly FX impact on the intercompany loan, as it is labelled in R$. 1,803 Holding Cnova - July 2016 Valuation analysis - Project Delphes - Final Report - 8 August 2016 Reconciliation with values presented on 11 May 2016 11 © 2016 Owned by Eight Advisory - Confidential

What are the variables explaining the evolution in Cdiscount Equity Cdiscount Equity Value is stable between our analyses as of 11 May 2016and8 August 2016 (from $1,443m to $1,444m, based on the DCF method). Bridge of Cdiscount Equity Value variation based on DCF as presented on11 May 2016 vs. as of 29 July 2016 1,600 91 Value since the 11 May 2016? 1,550 1,500 1,450 1,400 1,350 1,300 1,250 1,200 53 1,443 (12) BP May 2016 Operating Valuation date assumptions 21 (70) (25) Consists of 2 impacts: - Shift of H1 FY16 negative cash flow from EV to NFD - Increase in EV as well as in NFD - Valuation date 30.06.2016 (vs. 31.12.2015) impacts favorably the value, as "better" FCF are closer from the valuation date WACC LTG NPV Adj. NFD (Cash) NOLs 2 (30) (31) Provisions Other EV/Equity € / $ FX adjustments 1,444 BP July 2016 Source: Eight Advisory analysis Note: Cdiscount excluding Cdiscount International Cnova Cdiscount Nova Key impacts ᇄ Valuation date: cf. chart box. ᇄ WACC: from 8.0% to 7.75% (mainly decrease in beta of comparable companies). ᇄ LTG: from 2.5% to 2.25%. ᇄ € / $ FX rate: from 1.14 (1 - month avg. as of 6 May 2016) to 1.11 (1 - month avg. as of 19 July 2016). Valuation analysis - Project Delphes - Final Report - 8 August 2016 Reconciliation with values presented on 11 May 2016 12 © 2016 Owned by Eight Advisory - Confidential

Nova Equity Value eroded between 11 May 2016 at $375m and 8 August 2016 at $344m based on the DCF method, mainly because of the 2016 H1 negative What are the variables explaining the evolution in Nova Equity Value since the 11 May 2016? cash flow and Nova revised BP as of July 2016). Bridge of Nova Equity Value variation based on DCF as presented on 11 May 2016 vs. as of 29 July 2016 3 Valuation parameters: $50m 600 65 2 2 500 1 400 300 200 100 - 375 64 (118) BP May 2016 Sales & GMV Take rate MP growth 239 Operating assumptions: $(146)m 2 (32) 66 (127) VAT Gross margin SG&A & FY16 Other Valuation date APCO operating assumptions (15) 16 22 344 (195) (17) Consists of 2 impacts: - Shift of H1 FY16 negative cash flow from EV to NFD - Increase in EV as well as in NFD - Valuation date 30.06.2016 (vs. 31.12.2015) impacts favorably the value, as "better" FCF are closer from the valuation date WACC LTG NFD (cash) Provisions / Other adj. $ / R$ FX BP July 2016 investigation Source: Eight Advisory analysis Cnova Key impacts Cdiscount Nova ᇄ Sales & GMV marketplace: impact of FY16 downwards revision, in particular on B2C direct sales. ᇄ Marketplace commissions (“Take rate”): upward revision over FY17 - FY18 (target of 14.5% in FY18 vs.13.5% in previous BP), and LT level of 14.5%, to be compared to 14.0% previously. ᇄ VAT: increase in VAT rates by c. 10 pts. ᇄ SG&A: Costs c. higher in value in FY16/flat beyond, applied to lower sales. FY16 costs: fraud investigation - related costs, costs related with the ERP migration. ᇄ Valuation date: cf. chart box. ᇄ WACC: from 17.75% to 17.0% (evolution of Brazil macroeconomic parameters). ᇄ LTG: from 5.75% to 5.5%. ᇄ $ / R$ FX rate: from 3.53 (1 - month average as of 6 May 2016) to 3.31 (1 - month average as of 19 July 2016). Valuation analysis - Project Delphes - Final Report - 8 August 2016 Reconciliation with values presented on 11 May 2016 13 © 2016 Owned by Eight Advisory - Confidential

3. Context of our work

What is the context of our work?

We performed our valuation analysis in the context of a reorganization plan contemplated by the Casino group to improve Nova operating performance and synergies generation with Via Varejo.

Evolution of Cnova NV. share price ($), Bovespa index, Brazilian Bricks & Mortar electronics retailers and B2W share prices

(basis 100 as of 19.11.2014)



140
120
100
80
60
40
20
0
Nov-14
Mar-15
Jul-15
Nov-15
Mar-16
Jul-16
105,8
71,3
55,2
48,8
12 April 2016
Cnova US$
Bovespa
Bricks & Mortar Brazil*
B2W

Source: Bloomberg as of 19.07.2016

**Market cap.-weighted average of Via Varejo, Magazine Luiza and Unicasa*

Context of our work

- Creation in July 2014 of Cnova, following Cdiscount and Nova contributions to Cnova NV. by Casino subsidiaries.
  - Prior to the creation of Cnova NV., Nova was a 51% subsidiary of Via Varejo until November 2013, when Via Varejo sold a 6% stake in Nova to Grupo Pão de Açucar, while keeping the management of Nova.
- Cnova IPO on 19 November 2014 at $7.0 ($13.45 initially expected).
- Significant share price decrease since the IPO due to:
  - The recession in Brazil (4% GDP decrease in 2015), impacting Cnova but also Brazilian e-Commerce as well as Bricks & Mortar peers share prices.
  - Significant headwinds in FY15 at Nova:
    - A commercial downturn, with net sales +18.3% in Q1 (y-o-y) but -14% in Q4 y-o-y (compared to +5.9% for B2W),
    - A poor operating performance and fraud investigations inducing management replacement,
    - An €(117.3)m operating loss.
- Reorganization plan set up by the Casino group to improve Nova operating performance and to generate additional synergies with Via Varejo.

Valuation analysis - Project Delphes – Final Report - 8 August 2016

© 2016 Owned by Eight Advisory – Confidential

Context of our work 15

According to the Transaction structuring presented by BNP Paribas, Nova will be transferred to a new subsidiary (VV Part) of Via Varejo against cash and shares. What are the main steps of the contemplated Transaction? Via Varejo will have previously transferred its 21.9% stake in Cnova to VV Part. After transfer of 21.9% stake in Cnova to NewCo After Transaction execution 54.8% 54.8% CGP 50.0% 22.5% GPA 62.6% 43.4% 43.3% 26.8% 99.8% Cdiscount Exito 50.0% 18.8% Klein Family 17.9% 27.3% VV VV Part 21.9% Cnova Free Float CGP 0.0% 58.7% 50.0% 22.5% Free Float GPA 19.5% 29.3% Free Float 8.2% 99.99% Nova Exito 50.0% 18.8% Klein Family VV 100% VV Part Cross shareholding elimination Cnova 99.8% Cdiscount Free Float 0.0% 58.7% Free Float Free Float Cash settlement 99.99% Nova Casino listed subsidiaries X % Economic interest Casino listed subsidiaries X % Economic interest Non controlling interests X % Voting rights Non controlling interests X % Voting rights Source: Indicative organization chart provided by BNP Paribas Valuation analysis - Project Delphes - Final Report - 8 August 2016 Context of our work 16 © 2016 Owned by Eight Advisory - Confidential

What is our role in the Transaction process?

Eight Advisory has been appointed to provide Cnova Transaction Committee with an initial valuation analysis on Cnova, Nova and Cdiscount, and subsequent Fairness Opinions on different steps of the Transaction.

➔ Step 1 Scope of work (as of 8 August 2016)

Organization phase
- *Independency analysis procedure (conflict check)*
- *Execution team and internal Fairness committee constitutions*

Context understanding
- *Understanding of the contemplated Transaction, structuring and synergies*
- *Share price analysis*

Due diligence
- *Analysis based on non-audited financial statements, management forecasts*
- *Valuation analysis phase*
- *Analysis of BNP Paribas and equity research works*

Quality review
- *Independent model quality review*
- *Valuation results review by the internal committee*

Initial Fairness Opinion on Merger
- *Fairness Opinion on Nova transfer operations as of 11 May 2016*

Update of our analysis
- *Analysis of FY15 audited accounts and H1 FY16 management accounts*
- *Update of market parameters as of 19 July 2016*
- *Update of FY16 and FY17 financial projections as per management information*
- *Analysis of the Reorganization Agreement*

Updated Fairness Opinion on Merger
- *Fairness Opinion on Nova transfer operations as of 8 August 2016*

➔ Step 2 Scope of work (to be performed later in 2016)

Transaction final documentation analysis
- *Public Offer prospectus*

Due diligence
- *Financial analysis update based on audited financial statements and eventual updated forecasts*
- *Valuation analysis update*

Quality review
- *Independent model quality review*
- *Valuation results review by the internal committee*

Fairness Opinion on Tender Offer
- *Fairness Opinion on Cnova Public Tender Offer*

Valuation analysis - Project Delphes – Final Report - 8 August 2016
Context of our work 17
© 2016 Owned by Eight Advisory – Confidential

4. Valuation methodology and results

Which valuation methods were applied?

The primary valuation method retained is the DCF method, with the trading multiples method used as a secondary method for consistency analysis purposes. The share price and the analysts target prices are valuation references that are presented for information purposes only.

Valuation method	Cdiscount	Nova	Holding	Cnova
1. Primary approach				
DCF method *Income Approach*	✓	✓	✓	n.a. (Sum-of-the-Parts based on DCF)
2. Secondary approach				
Trading multiples method *Market Approach*	✓ *For consistency purposes*	✓ *For consistency purposes*	*n.a. (central costs)*	*n.a. (Sum-of-the-Parts based on trading multiples)*
3. Valuation references				
Share Price *Market Approach*	n.a. *(not listed)*	n.a. *(not listed)*	n.a. *(not listed)*	✗ *(reference only according to AMF)*
Analysts Target Prices *Market Approach*	n.a. *(not listed)*	n.a. *(not listed)*	n.a. *(not listed)*	✗ *(reference only according to AMF)*

→ *Excluded valuation references and methods:*

- *Transactions on capital (2014 contributions and IPO): macro-economic situation and perspectives very different in 2016 compared to 2014 (please see the bridge between the Equity value per share as of today and the IPO share price), no transactions in 2015,*
- *Transactions on comparable companies: no relevant transactions neither in Brazil since the macro downturn, nor in Europe, with available information enabling to determine relevant multiples (except for B2W share capital increase, see market multiples),*
- *Net Assets / Net Revalued Assets: not applicable to e-commerce businesses (no market prices for intangible assets and future developments),*
- *Discounted Dividends Model: not applicable (no distribution historically) and potentially redundant with DCF.*

Valuation analysis - Project Delphes – Final Report - 8 August 2016
Valuation methodology and results 19
© 2016 Owned by Eight Advisory – Confidential

How were applied the DCF and trading multiples valuation methods?

The DCF method relies on a 3-year business plan, a 5-year extrapolation period and a 2-stage terminal value. The trading multiples method relies mainly on EV/sales multiples regression analysis.

→ *Transversal elements:*

- *Valuation date: 30 June 2016,*
- *Valuation parameters as at 19 July 2016 (1-month average); € / R$: 3.68, € / US$: 1.11, US$ / R$: 3.31 (source Bloomberg),*
- *Last Cnova N.V. share price date: 12 April 2016 (i.e. before JP Morgan broker note with reference to a potential Cnova reorganization),*
- *Intercompany debt ($153m) based on the amount as of 30.06.2016. Subject to change depending on the US$ / R$ evolution.*

Valuation method	Financial aggregates	Valuation parameters	Methodology	Adjusted net debt
1. Primary approach				
DCF method *Income Approach*	• *FY16-18: BP prepared by management team, in local currency and nominal terms* • *FY19-23: extrapolation as estimated by Eight Advisory* • *Factoring costs in FCF* • *Seasonality-adjusted NWC*	• *Discount rate: Cost of Equity (average net cash position) in local currency* • *Long-term growth: local mid-term inflation and volumes growth assumptions*	• *2-stage terminal value* • *Tax losses valued separately*	• *No adjustment related to factoring* • *Seasonality NWC adjustment* • *Intercompany debt considered as a net item*
2. Secondary approach				
Trading multiples method *Market Approach*	• *FY15-FY18 Sales, EBITDA, factoring costs and Capex* • *B2W Boleto P&L impacts reclassification to improve comparability*	• *Peers samples defined based on a comparability scoring (criteria: business and geographic exposure, share price and operating momentum, float…)* • *Cdiscount peers: Amazon, AO World, Ocado, Qliro* • *Nova peers: Amazon, B2W, JD.com, Vipshop* • *1m average peers share prices*	• *FY15-FY18 EV/Sales multiples regression analysis on:* o *Normative EBITDA (EBITDA - normative factoring costs)* o *Adjusted normative EBITDA (EBITDA – normative factoring costs – Capex)* • *"Best peer" approach* • *Tax losses valued separately*	• *No adjustment related to factoring* • *Seasonality NWC adjustment* • *Intercompany debt considered as a net item*

Note: DangDang excluded from the peer sample following announcement on 31 May 2016 that it entered into definitive merger agreement for going private transaction.

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Valuation methodology and results 20

Excluding synergies and with intercompany debt not capitalized , Cnova NV Equity Value defined with the DCF method ranges from $1,600m to $2,043m. What are the results of our valuation analysis? 1. Cnova Equity Value ($m) Cnova Equity Value Before Synergies 1,803 DCF method 1,600 2,043 Interco. debt not cap. Relative weights excl. Holding Cdiscount 81% - 81% Note: DCF method range is Nova 19% - 19% based on sensitivity to WACC Intercompany debt not Trading multiples - Current view 921 (regression) Trading multiples - Best view (Best peer) 1,741 1,245 2,160 Cdiscount 93% - 77% Nova 23% - 7% Cdiscount 87% - 83% Nova 17% - 13% capitalized Analysts target price Average 706 1,214 1,765 (1/2) Market capitalization (1 - month) Market capitalization (since IPO) 984 1,358 12 April 2016 (1) IPO market cap. 954 1,136 3,089 1 Mar. 2016 Source: Bloomberg, 3,732 13 Jan. 2015 Eight Advisory analysis 2. - 500 1,000 1,500 2,000 In $m Cdiscount and Nova Equity Values ($m) Cdiscount Equity Value Nova Equity Value Before Nova Synergies - Interco. 2,500 3,000 3,500 4,000 NPV Holding Costs Note (1): 1 - month average Intercompany debt Intercompany debt not capitalized DCF Method Trading multiples - Intercompany debt not capitalized 1,444 1,287 1,633 debt not capitalized 344 298 395 Before Holding Synergies (138) 153 (138) 153 Current view 840 1,338 67 388 (regression) (138) 153 Trading multiples - Best view 1,068 1,770 163 375 (Best peer) 750 950 1,150 1,350 1,550 1,750 1,950 - 200 400 600 800 (200) (150) (100) (50) - 100 120 140 160 180 200 In $m In $m In $m In $m Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation methodology and results 21 © 2016 Owned by Eight Advisory - Confidential

Excluding synergies and with intercompany debt not capitalized , Cnova NV What are the results of our Equity Value per share defined with the DCF method ranges $4.63. Interco. debt not cap. from $3.63 to 1. valuation analysis? Intercompany debt not Cnova Equity Value per share ($) Cnova Equity Value per share Before Synergies 4.09 DCF method 3.63 4.63 Trading multiples - Current view 2.09 3.94 (regression) Trading multiples - Best view 2.82 4.89 (Best peer) Relative weights excl. Holding Cdiscount 81% - 81% Note: DCF method range is Nova 19% - 19% based on sensitivity to WACC Cdiscount 93% - 77% Nova 23% - 7% Cdiscount 87% - 83% Nova 17% - 13% capitalized Analysts target price Average 1.60 2.75 4.00 (2/2) Market capitalization (1 - month) Market capitalization (since IPO) 2.23 3.08 12 April 2016 (1) IPO market cap. 2.16 2.58 7.00 1 Mar. 2016 8.46 Source: Bloomberg, 13 Jan. 2015 Eight Advisory analysis - 1.00 2.00 3.00 4.00 5.00 2. Cdiscount and Nova Equity Values per share ($) In $ Cdiscount contribution to Cnova Equity Nova contribution to Cnova Equity Value per share Value per share Intercompany debt not capitalized Before Nova Synergies - Interco. debt not capitalized 3.27 6.00 7.00 8.00 9.00 10.00 NPV Holding Costs contribution to Cnova Equity Value per share Before Holding Synergies (0.31) Note (1): 1 - month average Interco. debt contribution to Cnova Equity Value per share Intercompany debt not capitalized 0.35 0.78 DCF Method Trading multiples - Current view 1.90 (regression) Trading multiples - Best view 2.42 (Best peer) 1.00 2.00 2.92 3.70 3.03 0.15 4.01 3.00 4.00 5.00 - In $ 0.68 0.90 0.88 0.37 0.85 0.50 1.00 1.50(0.40) In $ (0.31) (0.31) (0.30) (0.20) (0.10) - In $ 0.35 0.35 0.20 0.25 0.30 0.35 0.40 In $ Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation methodology and results 22 © 2016 Owned by Eight Advisory - Confidential

5. Valuation analysis

Excluding synergies, Cdiscount Enterprise Value defined with the DCF method ranges from $1,481m to $1,829m, while Nova’s ranges from $629m to $725m. What are the key assumptions retained in our DCF analysis? Excluding synergies, the NPV of Holding costs is $(138)m. Cdiscount Enterprise Value Nova Enterprise Value • Perimeter : Standalone. • (1/2) • • • • DCF • Trading multiples • Valuation references • • Perimeter : Standalone, excluding holding costs, including Cdiscount International. Net sales CAGR FY15 - FY23 : +8.4%, with an acceleration beyond FY18 to compensate conservative management forecasts(company current trading and peers expected trends above company forecasts). Marketplace weight in FY23 : 51.5% of GMV B2C. EBITDA ( - ) factoring costs in FY23 : 7.2% of net sales. Capex in FY23 : (2.6)% of net sales. NWC : seasonality - adjusted NWC slight improvement. Terminal value : two - stage growth terminal value (3 - year transition period between the FY23and the long - term growth rate). Discount rate : 7.75% Cost of Equity (central). Long - term growth rate : 2.25%. • Net sales CAGR FY15 - FY23 : +14.1%, with a return to pre - crisis growth level. • Marketplace weight in FY23 : 49.7% of GMV B2C. • EBITDA ( - ) factoring costs in FY23 : 6.2% of net sales. • Capex in FY23 : (2.0)% of net sales. • NWC : seasonality - adjusted NWC slight improvement and including fraud - related adjustment. • Terminal value : two - stage growth terminal value (3 - year transition period between the FY23 and the long - term growth rate). • Discount rate : 17.00% Cost of Equity (central). • Long - term growth rate : 5.50%. Holding costs • Holding costs : € 15m excluding transaction impacts, with 2.0% long - term growth rate. • Discount rate : 11.0% corresponding to Cdiscount and Nova average discount rates in € . Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 24 © 2016 Owned by Eight Advisory - Confidential

What are the key assumptions retained in our DCF analysis?

(2/2)

Excluding synergies and inter-company debt, Cdiscount Equity Value defined with the DCF method ranges from $1,287m to $1,633m, and Nova Equity Value from $298m to $395m.

Cdiscount Equity value bridge

- **Net cash**: $(158)m net cash position as of 30 June 2016 ($153m receivable held by Cnova NV on Nova, which will not be capitalized).
- **NWC adjustment**: $(18)m NWC seasonality adjustment based on the average of the NWC days observed by month over the year.
- **Other items**: $(18)m as of 30 June 2016 (tax losses, provisions for contingencies, impact of Thailand and Vietnam disposals, financial assets).

Nova Equity value bridge

- **Net cash**: $(158)m net cash position as of 30 June 2016 and $(153)m payable to Cnova NV as of 30 June 2016, which will not be capitalized.
- **NWC adjustment**: $(42)m NWC seasonality adjustment based on the average of the NWC days observed by month over the year.
- **Other items**: $23m as of 30 June 2016 (tax losses, provisions for contingencies, internal review impacts - which could be revised following the final D&O insurer position).

DCF
Trading multiples
Valuation references

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Valuation analysis 25

Cdiscount and Nova DCF Equity Values mainly rely on a c.14% to 14.5% marketplace commissions to GMV ratio assumption, the reduction in Nova What are the key sensitivities on Cdiscount and Nova DCF Equity Values? factoring costs beyond 2018 and the top line growth beyond 2018. Cdiscount - Equity Value sensitivities (excl. synergies) Nova - Equity Value sensitivities (excl. synergies) 1. Marketplace commissions 1. Marketplace commissions In $m Cdiscount Equity Value in $m In $m Nova Equity Value in $m 1 600 400 (57)% 1 400 1 200 1 000 800 600 400 200 - 1 444 (27)% 300 1 049 200 100 - Business plan Com.% 10% lower than BP Marketplace commissions as % of GMV Marketplace 344 148 Business plan Com.% 10% lower than BP Marketplace commissions as % of GMV Marketplace DCF Trading multiples 2. Extrapolation period net sales growth In $m Cdiscount Equity Value in $m 1 600 2. Factoring costs In $m Nova Equity Value in $m Valuation references 1 400 1 200 1 000 800 600 400 200 - 1 444 (29)% 1 028 Extrapolation 75% only of the net sales growth beyond FY18 Sensitivity on net sales growth over the extrapolation period 400 (51)% 344 300 200 168 100 - Extrapolation Only 10% improvement (c. 30% improvement on # installments and % sales factored) Factoring costs based on installments (in months) and % sales factored Source: Eight Advisory analysis Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 26 © 2016 Owned by Eight Advisory - Confidential

The value decrease between the IPO and today is mainly driven by the sales forecasts downward revisions. What are the drivers of the Share price bridge 20 1 20. DCF value decrease between the IPO and today? 18 16 14 12 10 8 In $ 4.50 6.45 13.45 7.00 17.95 Business impact (3.74) (5.68) of which: 2 Valuation 6 parameters 1.09 (1.53) 9% 19% 35% 37% 3 Valuation methodology 0.45 Sales growth Capex/D&A % Change in NWC % EBITDA margin 4 Net debt 6 15. 10. 5.0 5 - 6 4 2 DCF - IPO priceDiscount Initial 27% @ IPO IPO priceDiscount Initial Sales BP Valuation Long - term DCF basis forecasts date growth (1.65) 0.39 FX (0.15) (2.15) (0.50) Delta: $13.86 WACC Mid factor 2 - stage Net debt Net debt R$ / € growth adjust. 4.09 (0.41) (5.0 (10 € / $ DCF Equity * Trading multiples applied analysis rate @ IPO TV Value Source: Management, Eight Advisory analysis Valuation references * : not publicly available information - Data based on “Project Arcachon Update” supporting information dated 30 October 2014 rega rding Cnova’s IPO Key impacts explaining the $13.86 share price delta 1 Business impacts: $(9.4), mainly driven by the 2015 and beyond sales forecasts downward revisions, 2 Valuation parameters: $(3.2), with a (Cost of Equity - Long - term growth) couple at 8.27%, vs 5.5% applied to define the $17.95 Equity value per share at the time of the IPO, 3 Valuation methodology: $0.8, 4 Net debt: $(2.3), to be analyzed together with the “Valuation date” effect 6 (which reflects the impact of (i) having the H1 FY16 cash flows shifting from EV to net debt, and (ii) being 6 month closer to “better” cash flows) 5 Foreign exchange: $(0.9). Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 27 © 2016 Owned by Eight Advisory - Confidential

Based on a standalone Equity value of $4.09 per share (central DCF excluding synergies), Cnova Equity value per share could range from $3.98 to $4.21 What would be Cnova standalone Equity value per share, assuming a change in € /$ and € /R$ assumptions? DCF Trading multiples Valuation references assuming a +/ - 10% variation on $/R$ FX rate. Sensitivity analysis of Cnova Equity value to a change in FX rates (in $) Cnova per share ($) $/R$ 2.98 3.14 3.31 3.47 3.64 4.21 4.15 4.09 4.03 3.98 Note : As of 19 July 2016 (1 - mo. average), € / R$ = 3.68; € / $ = 1.11 As of 6 May 2016 (1 - mo. average), € / R$ = 4.02; € / $ = 1.14 As of 25 July 2016 (spot), € / R$ = 3.57; € / $ = 1.10 Cdiscount - Central DCF ($) $/R$ 2.98 3.14 3.31 3.47 3.64 1,444 1,444 1,444 1,444 1,444 Nova - Central DCF ($) $/R$ 2.98 3.14 3.31 3.47 3.64 383 363 344 328 313 Cnova - Central DCF ($) $/R$ 2.98 3.14 3.31 3.47 3.64 1,859 1,830 1,803 1,780 1,758 Source: Eight Advisory analysis Sensitivity analysis of Cnova Equity value to a change in FX rates ᇄ Values presented opposite are based on standalone Equity Values derived from the DCF method. ᇄ Assuming a +/ - 10% change in $/R$ compared to FX rates as of 19 July 2016, would impact the values as follows: Cdiscount Equity Value would stand at $1,444m, Nova Equity Value would range from $313m to $383m, Cnova standalone Equity Value would range from $1,758m to $1,859m, Based on the above, Cnova Equity Value per share including synergies would range from $3.98 to $4.21 . Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 28 © 2016 Owned by Eight Advisory - Confidential

The trading multiples method was implemented based on EV/sales multiples given the current profitability level. Excluding synergies, Cdiscount Enterprise Value What is the range of values derived from the derived from the trading multiples method ranges from $1,034 to $1,964m. Cdiscount - EV/Sales (regression) - Low range Cdiscount - EV/Sales (best peer) - High range trading multiples for Cdiscount? EV/Sales (Adj. norm. EBITDA** reg.) EV/Sales (Normative EBITDA* reg.) - 0.70x (FY17) 0.49x 1.10x (FY18) (FY15) 0.47x (FY17) 0.41x 0.67x (FY18) (FY15) 0.50x 1.00x 0.73x (FY17) EV/Sales (best peer - 0.53x 1.02x AO World) - 0.50x 1.00x 1.50x (FY18) (FY16) 1.50x ᇄ Peers’ Enterprise Value including NWC seasonality adjustment, and excluding financing of operations (discounting of receivables, securitization, etc.) from financial debt . ᇄ EV/sales multiples calculated on FY15 - FY18 aggregates. ᇄ Trading multiples method implemented as follows: Low - end of the range reflecting DCF * Normalized EBITDA = EBITDA ( - ) normalized factoring costs ** Adjusted Normalized EBITDA = EBITDA ( - ) normalized factoring costs ( - ) Capex Cdiscount - EV (regression) - Low range (in $m) 1,532 Cdiscount - EV summary (in $m) 1,283 Cdiscount’s situation in the foreseeable future compared to its peers, i.e. lower profitability, specific NWC financing (discounting of receivables) and lower capex intensity over the BP. In this respect, Peers’ EV (Adj. norm. Trading multiples EBITDA** reg.) Valuation references EV (Normative EBITDA* reg.) - 1,167 2,121 1,034 929 1,298 500 1,000 1,500 2,000 2,500 EV - "Current view" 1,034 (regression analysis) EV - "Best view" (Best peer 1,262 analysis) - 500 1,000 1,532 1,601 1,964 1,500 2,000 2,500 EV/sales multiples adjusted based on a regression analyses to: “Normative” EBITDA: EBITDA ( - ) Normative factoring, “Adjusted normative” EBITDA: EBITDA ( - ) Normative factoring ( - ) Capex. High - end of the range derived from the “Best peer” approach using AO Source: Bloomberg, Eight Advisory analysis World EV/Sales multiples. ᇄ Based on the above, Cdiscount Enterprise Value derived from the trading multiples method ranges from $1,034 to $1,964m . Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 29 © 2016 Owned by Eight Advisory - Confidential

The trading multiples method was implemented based on EV/sales multiples given the current profitability level. Excluding synergies, Nova Enterprise Value What is the range of values derived from the trading multiples for Nova? derived from the trading multiples method ranges from $397m to $706m. Nova - EV/Sales (regression) - Low range ᇄ Peers’ Enterprise Value including NWC seasonality adjustment, and excluding financing of operations (discounting of receivables, 0.38x (FY17) 0.43x (FY17) (1/2) EV/Sales (Adj. norm. EBITDA** reg.) EV/Sales (Normative EBITDA* reg.) - 0.31x 0.45x "non - (FY17) normative" (FY18) factoring adjustment 0.21x (FY17) 0.27x (FY17) 0.15x 0.31x "non - (FY17) normative" (FY18) factoring adjustment 0.10x 0.20x 0.30x 0.40x 0.50x securitization, etc.) from financial debt. ᇄ EV/sales multiples calculated on FY15 - FY18 aggregates. ᇄ Trading multiples method implemented as follows: Low - end of the range reflecting Nova’s situation in the foreseeable future compared to its peers, i.e. lower profitability, specific NWC financing (discounting of receivables) and lower capex * Normalized EBITDA = EBITDA ( - ) normalized factoring costs ** Adjusted Normalized EBITDA = EBITDA ( - ) normalized factoring costs ( - ) Capex intensity over the BP. In this respect, Peers’ EV/sales multiples adjusted based on a Nova - EV/Sales (best peer) - High range DCF 0.38x (FY17) regression analyses to: “Normative” EBITDA: EBITDA ( - ) Normative factoring, EV/Sales Trading multiples Valuation references (best peer - B2W) - before FCF adj. EV/Sales (best peer - B2W) - after FCF adj. - FCF differential with B2W 0.34x 0.44x (FY18) (FY15) 0.33x (FY17) 0.30x 0.38x 0.20x 0.40x 0.60x For information, as per BNPP methodology for trading multiples (factoring debt in EV), B2W FY17 EV/sales “Adjusted normative” EBITDA: EBITDA ( - ) Normative factoring ( - ) Capex, Results derived from these approaches adjusted in order to take into account the fact that the normative factoring costs will not be reached before FY23. High - end of the range derived from the “Best peer” approach using B2W EV/Sales multiples. Results adjusted to capture the free cash flow Source: Bloomberg, Eight Advisory analysis multiple would stand at 0.53x differential over FY16 - FY18. ᇄ B2W multiples were adjusted from the impact of the R$823m capital increase which occurred on 5 July 2016. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 30 © 2016 Owned by Eight Advisory - Confidential

The trading multiples method was implemented based on EV/sales multiples given the current profitability level. Excluding synergies, Nova Enterprise Value What is the range of values derived from the derived from the trading multiples method ranges from $397m to $719m. Nova - EV (regression) - Low range Nova - EV (Best Peer) - High range (in $m) trading multiples for Nova? (2/2) EV (Adj. norm. EBITDA** reg.) EV (Normative EBITDA* reg.) 719 826 593 1,058 "non - normative" factoring adjustment 397 504 291 718 "non - normative" factoring adjustment EV (best peer) - before FCF adj. FCF differential with B2W EV (best peer) - after 493 FCF adj. 726 595 808 624 706 ᇄ Based on the above, Nova Enterprise Value derived from the trading multiples method ranges from $397m to $719m . DCF Trading multiples Valuation references 200 400 Nova - EV summary (in $m) EV - "Current view" 397 (regression analysis) EV - "Best view" (Best peer analysis) 600 800 1,000 200 400 600 800 558 719 624 493 706 - 200 400 600 800 1,000 Source: Bloomberg, Eight Advisory analysis Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 31 © 2016 Owned by Eight Advisory - Confidential

Cdiscount trading multiples - Secondary approach for consistency purposes

EVs derived from trading multiples - Cdiscount

Cdiscount - Regression analysis	Cdiscount (€m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Cdiscount ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	1,737	1,861	1,968	2,133		1,932	2,070	2,189	2,372	
EV/Sales multiple (regression to Normative EBITDA*)	0.67x	0.45x	0.42x	0.41x		0.67x	0.45x	0.42x	0.41x	
EV before "non-normative" factoring adjustment	1,167	841	835	875		1,298	936	929	974	
(-) PV of "non-normative" factoring costs	-	-	-	-						
Enterprise Value (1)	1,167	841	835	875	930	1,298	936	929	974	1,034
EV/Sales multiple (regression to Adj. normative EBITDA**)	1.10x	0.80x	0.54x	0.49x		1.10x	0.80x	0.54x	0.49x	
EV before "non-normative" factoring adjustment	1,907	1,490	1,064	1,049		2,121	1,658	1,183	1,167	
(-) PV of "non-normative" factoring costs	-	-	-	-						
Enterprise Value (2)	1,907	1,490	1,064	1,049	1,378	2,121	1,658	1,183	1,167	1,532
Average Enterprise Value [(1) + (2)]	1,537	1,166	949	962	1,154	1,710	1,297	1,056	1,070	1,283
(-) Adjusted net financial debt					(175)					(194)
Equity Value (1)					755					840
Equity Value (2)					1,203					1,338
For reference:										
Enterprise Value derived from DCF					1,473					1,639
Implied FY17 EV/sales multiple					0.75x					0.75x
Equity Value derived from DCF					1,298					1,444

Source: 8A analysis, Bloomberg, Thomson Research

** Normalized EBITDA = EBITDA (-) normalized factoring costs*

*** Adjusted Normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex*

AO World - Best peer of Cdiscount	Cdiscount (€m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Cdiscount ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	1,737	1,861	1,968	2,133		1,932	2,070	2,189	2,372	
EV/Sales Multiple	1.02x	0.83x	0.67x	0.53x		1.02x	0.83x	0.67x	0.53x	
Enterprise Value	1,766	1,538	1,318	1,135	1,439	1,964	1,711	1,467	1,262	1,601
Min					*1,135*					*1,262*
Max					*1,766*					*1,964*
(-) Adjusted net financial debt	(175)	(175)	(175)	(175)		(194)	(194)	(194)	(194)	
Equity Value	1,591	1,363	1,144	960		1,770	1,517	1,272	1,068	
For reference:										
Enterprise Value derived from DCF	1,473	1,473	1,473	1,473		1,639	1,639	1,639	1,639	
Implied EV/sales multiple	*0.85x*	*0.79x*	*0.75x*	*0.69x*		*0.85x*	*0.79x*	*0.75x*	*0.69x*	
Equity Value derived from DCF	1,298	1,298	1,298	1,298		1,444	1,444	1,444	1,444	

Source: 8A analysis, Bloomberg, Thomson Research

DCF

Trading multiples

Valuation references

Valuation analysis - Project Delphes – Final Report - 8 August 2016
Valuation analysis 32

© 2016 Owned by Eight Advisory – Confidential

EVs derived from trading multiples - Nova

DCF

Trading multiples

Valuation references

Nova trading multiples - Secondary approach for consistency purposes

	Nova (R$m)				FY15-FY18	Nova ($m)				FY15-FY18
Nova - Regression analysis	**FY15**	**FY16**	**FY17**	**FY18**	**Average**	**FY15**	**FY16**	**FY17**	**FY18**	**Average**
Net Sales	**6,126**	**4,920**	**6,287**	**7,773**		**1,852**	**1,488**	**1,901**	**2,351**	
EV/Sales multiple (regression to Normative EBITDA*)	(0.65)x	(1.52)x	0.15x	0.31x		(0.65)x	(1.52)x	0.15x	0.31x	
EV before "non-normative" factoring adjustment	**n.m.**	**n.m.**	**961**	**2,375**		**n.m.**	**n.m.**	**291**	**718**	
(-) PV of "non-normative" factoring costs	(354)	(354)	(354)	(354)		(107)	(107)	(107)	(107)	
Enterprise Value (1)	**n.m.**	**n.m.**	**607**	**2,021**	**1,314**	**n.m.**	**n.m.**	**184**	**611**	**397**
EV/Sales multiple (regression to Adj. normative EBITDA**)	(0.38)x	(1.31)x	0.31x	0.45x		(0.38)x	(1.31)x	0.31x	0.45x	
EV before "non-normative" factoring adjustment	**n.m.**	**n.m.**	**1,961**	**3,500**		**n.m.**	**n.m.**	**593**	**1,058**	
(-) PV of "non-normative" factoring costs	(354)	(354)	(354)	(354)		(107)	(107)	(107)	(107)	
Enterprise Value (2)	**n.m.**	**n.m.**	**1,607**	**3,147**	**2,377**	**n.m.**	**n.m.**	**486**	**951**	**719**
Average Enterprise Value [(1) + (2)]					**1,845**					**558**
(-) Adjusted net financial debt					**(1,092)**					**(330)**
Equity Value (1)					**222**					**67**
Equity Value (2)					**1,285**					**388**
For reference:										
Enterprise Value derived from DCF					2,231					675
Implied FY17 EV/sales multiple					*0.35x*					*0.35x*
Equity Value derived from DCF					**1,139**					**344**

Source: 8A analysis, Bloomberg, Thomson Research

** Normalized EBITDA = EBITDA (-) normalized factoring costs*

*** Adjusted Normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex*

	Nova (R$m)				FY15-FY18	Nova ($m)				FY15-FY18
B2W - Best peer of Nova	**FY15**	**FY16**	**FY17**	**FY18**	**Average**	**FY15**	**FY16**	**FY17**	**FY18**	**Average**
Net Sales	**6,126**	**4,920**	**6,287**	**7,773**		**1,852**	**1,488**	**1,901**	**2,351**	
EV/Sales Multiple	0.44x	0.40x	0.37x	0.34x		0.44x	0.40x	0.37x	0.34x	
Enterprise Value before adjustment	**2,665**	**1,969**	**2,298**	**2,673**	**2,401**	**806**	**595**	**695**	**808**	**726**
(-) Nova "free cash flow" differential adjustment	(339)	(339)	(339)	(339)		(103)	(103)	(103)	(103)	
Enterprise Value	**2,326**	**1,630**	**1,959**	**2,334**	**2,062**	**703**	**493**	**592**	**706**	**624**
Min					*1,630*					*493*
Max					*2,334*					*706*
(-) Adjusted net financial debt	(1,092)	(1,092)	(1,092)	(1,092)		(330)	(330)	(330)	(330)	
Equity Value	**1,234**	**538**	**867**	**1,241**		**373**	**163**	**262**	**375**	
For reference:										
Enterprise Value derived from DCF	2,231	2,231	2,231	2,231		675	675	675	675	
Implied EV/sales multiple	*0.36x*	*0.45x*	*0.35x*	*0.29x*		*0.36x*	*0.45x*	*0.35x*	*0.29x*	
Equity Value derived from DCF	**1,139**	**1,139**	**1,139**	**1,139**		**344**	**344**	**344**	**344**	

Source: 8A analysis, Bloomberg, Thomson Research

Valuation analysis - Project Delphes – Final Report - 8 August 2016

Valuation analysis 33

© 2016 Owned by Eight Advisory – Confidential

Cnova Equity Values derived from analysts target prices range from $706m to $1,765m, with the average in line with the 1 - month market capitalization as of 12 How does Cnova Equity Value compare to the April 2016. The $1,803m Equity Value derived from the DCF method implies a +61% premium. In $m analysts target prices and the market 2,000 1,800 1,600 1,400 Cnova Equity Value ($m) 1,765 1,500 1,280 1,192 1,214 Selected broker’s parameters ᇄ HSBC : Cnova’s historical average EV / Sales multiple of 0.48x with a 25% discount. ᇄ Deutsche Bank : Negative FY17 EBITDA excluding factoring costs vs. (3.1% of net sales capitalization? 1,200 1,000 800 600 400 200 0 Crédit Morgan HSBC Suisse Stanley 25/02/1608/04/1630/03/16 1,147 JP Société Morgan Générale 01/03/1612/04/16 1,103 1,015 706 Deutsche Kepler Goldman Brokers' Bank Cheuvreux Sachs consensus 24/02/1612/04/1624/02/16 for Eight Advisory). ᇄ Credit Suisse : Factoring costs excluded from the analysis, $ / € exchange rate of 1.0 (vs. 1.11 for Eight Advisory). ᇄ WACC - g derived from the valuation parameters retained for Cdiscount and Nova stands at 8.27% for Cnova , in line with the WACC - g retained by analysts, which ranges from 8.0% to 11.0%. DCF Trading multiples Valuation references In $m 2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0 +8% 1,136 1 - month average VWAP as of 12/04/16 (market capitalization) Cnova Equity Value ($m) +61% 1,803 1,214 Brokers' Equity Value consensus based on DCF (central value, standalone) Comparison with market capitalization ᇄ Equity Value based on DCF implies a +61% premium on the1 - month average market capitalization of Cnova as of 12 April 2016. ᇄ Despite the significant free float rotation and sufficient analysts’ coverage, Cnova has a limited float. Note: Target price and share price are presented as of 12 April 2016, i.e. before the JP Morgan research report which referred to a potential transaction with Via Varejo at $5.0 per share for Cnova. Source: Bloomberg, Broker’s research note, Eight Advisory analysis Valuation analysis - Project Delphes - Final Report - 8 August 2016 Valuation analysis 34 © 2016 Owned by Eight Advisory - Confidential

6. Synergies analysis

What are the estimated range of values of synergies and de-synergies expected from the Transaction, and what could be their impact for Cnova shareholders?

The Transaction should generate mainly operating and tax (de)synergies at both Nova and Cnova levels. These synergies could be shared between Cnova shareholders and NewCo.

Nova synergies

Nova (de)synergies generated at Nova (once owned by VVj), of which part could be paid (borne) to (by) Cnova

Name	Synergy / De-synergy	Description	Attributable to	Estimated cash impact *in $*	Estimated NPV *in $*	Potential amount paid to (+) / borne by (-) Cnova* *in $m*
Nova operating synergies	Synergy	➲ Supply chain (sourcing, transportation, etc.) ➲ Sales & litigation (kiosks, click & collect, etc.) ➲ De-synergies (sales to international suppliers) ➲ Headquarters rationalization	Nova	*Run rate: 33m p.a. (after tax)*	$225m	From $0 to $175m
			Via Varejo	*Run rate: 8m p.a. (after tax)*	$61m	-
Nova inventory synergies	Synergy	➲ "Safety" inventory sharing between Cn and VV ➲ Financing costs savings	Nova	*One-off: 15m* *Run rate: 5m p.a. (after tax)*	$60m	From $0 to $47m
			Via Varejo	*One-off: 83m* *Run rate: 12m p.a. (after tax)*	$179m	-
Nova NOLs de-synergies	De-synergy	➲ Loss of tax benefits related to the use of Nova NOLs	Nova	*n.a.*	$(34)m	From $0 to $(27)m
			Via Varejo	-	-	-

Total paid to Cnova (net): from $0 to $195m

*considering the 22% interest that Newco will hold in Cnova following the contribution by Via Varejo of its Cnova shares

Cnova synergies

Cnova (de)synergies generated at Cnova, of which part could be paid (borne) to (by) NewCo

Name	Synergy / De-synergy	Description	Attributable to	Estimated cash impact *in $*	Estimated NPV *in $*	Potential amount paid to (-) / borne by (+) NewCo* *in $m*
Cnova holding synergies	Synergy	➲ Reduction in audit fees ➲ Optimization of HR costs ➲ Reduction in G&A costs	Cnova	*Run rate: 6m p.a. (after tax)*	$72m	From $0 to $(16)m
Cnova tax de-synergies	De-synergy	➲ 15% of Cash Purchase Price	Cnova	*n.a.*	$(6)m	From $0 to $1m
Cnova transaction costs	De-synergy	➲ Transaction costs (advisors, etc.)	Cnova	*n.a.*	$(6)m	From $0 to $1m

Total paid by Cnova to HoldCo (net): from $(13)m to 0$

*considering the 22% interest that Newco will hold in Cnova following the contribution by Via Varejo of its Cnova shares

➔ Please refer to Appendix 6 for further details.

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Synergies analysis 36

7. Valuation results including synergies

What are the results of our valuation analysis?

Including synergies (assuming 50% will be paid), Cnova Equity Value defined with the DCF method (central value) is estimated at $4.52 per share.

Cnova – From Enterprise Value (DCF central value) to Equity Value including synergies (50% assumption)

in $	# shares (million)	Cnova ($m)	Cnova per share
	8A (central DCF / 50% synergies)		
Enterprise Value (central)	441.3	2,175	4.93
Equity Value standalone (central)	441.3	1,803	4.09
Eq. V. standalone after cross shlding elim. (78% Equity Value)	*344.3*	*1,407*	*4.09*
Synergies @ 50%	344.3	151	0.44
Equity Value including synergies	344.3	1,558	4.52

Source: Eight Advisory analysis



in $
4.93
0.84
4.09
4.09
0.44
4.52
Enterprise Value (DCF central)
(-) Net debt items
Equity value standalone
Cross shareholding elimination
Eq. V. standalone after cross shlding. elim.
Synergies (50% assumption)
Cnova Equity Value (incl. Synergies)

Cnova – From Enterprise Value to Equity Value including synergies

- Cnova central **Enterprise Value** derived from DCF method was estimated at **$2,175m.**
- Cnova central standalone **Equity Value** derived from DCF method was estimated at **$1,803m.**
- Following Cnova **cross shareholding elimination** with NewCo (repurchase by Cnova of the 22% previously held by NewCo), Cnova central standalone Equity Value is estimated at **$1,407m.**
- Assuming **50%** of the synergies and de-synergies expected from the transaction will be shared between Cnova and NewCo's shareholders, the impact of **synergies** on Cnova Equity Value was estimated at **$151m.**
- Based on the above, **including synergies** (assuming 50% will be paid), **Cnova Equity Value defined with the DCF method (central value) is estimated at $4.52 per share**.

Synergies @ 50%	in $m
Nova operating synergies	88
Nova inventory synergies	23
NOLs de-synergies	(13)
Tax de-synergies (indicative)	(5)
Holding synergies	64
Transaction costs	(5)
Total synergies	**151**

Source: Eight Advisory analysis

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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Valuation results including synergies 38

What would be Cnova value per share, assuming a change in €/$ and €/R$ assumptions?

Based on an Equity value of $4.52 per share (central DCF & including 50% synergies), Cnova Equity value per share could range from $4.40 to $4.68 assuming a +/- 10% variation on $/R$ FX rate.

Sensitivity analysis of Cnova Equity value to a change in FX rates (in $)

Cnova including synergies per share ($)

		$/R$		
2.98	3.14	**3.31**	3.47	3.64
4.68	4.60	**4.52**	4.46	4.40

Note :
As of 19 July 2016 (1-mo. average), € / R$ = 3.68; € / $ = 1.11
As of 6 May 2016 (1-mo. average), € / R$ = 4.02; € / $ = 1.14
As of 25 July 2016 (spot), € / R$ = 3.57; € / $ = 1.10

Cdiscount - Central DCF ($)

		$/R$		
2.98	3.14	**3.31**	3.47	3.64
1,444	1,444	**1,444**	1,444	1,444

Nova - Central DCF ($)

		$/R$		
2.98	3.14	**3.31**	3.47	3.64
383	363	**344**	328	313

Cnova - Central DCF ($)

		$/R$		
2.98	3.14	**3.31**	3.47	3.64
1,859	1,830	**1,803**	1,780	1,758

Synergies - 50% assumption ($)

		$/R$		
2.98	3.14	**3.31**	3.47	3.64
162	156	**151**	146	142

Source: Eight Advisory analysis

Sensitivity analysis of Cnova Equity value to a change in FX rates

- Values presented opposite are based on Equity Values derived from central DCF and assuming a 50% assumption of synergies paid in the Transaction.
- **Assuming a +/- 10% change in $/R$** compared to FX rates as of 19 July 2016, would impact the values as follows:
  - **Cdiscount** Equity Value would stand at $1,444m,
  - **Nova** Equity Value would range from $313m to $383m,
  - **Cnova standalone** Equity Value would range from $1,758m to $1,859m,
  - **Synergies** (assuming 50% will be paid in the Transaction) value would range from $142m to $162m,
  - Based on the above, **Cnova Equity Value per share including synergies would range from $4.40 to $4.68**.

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8. Review of BNP Paribas valuation analysis

On a standalone basis, Cnova Equity Value defined with the DCF method ranges from $1,600m to $2,043m ($3.63 to $4.63 per share), while BNPP Equity Value What are the results of our standalone DCF valuation ranges from $2,024m to $2,259m ($4.59 to $5.12 per share). Cnova standalone Equity Value per 8A vs. BNPP ($m) analysis (range of Equity Values)? Eight Advisory (DCF valuation) in $m Min Central Cdiscount 1,287 1,444 Nova 298 344 Holding 15 15 Equity value Standalone 1,600 1,803 BNPP (Low / High) Max Min Central 1,633 1,572 1,657 395 391 424 15 60 60 2,043 2,024 2,141 Difference (8A vs. BNPP) Max Min Central Max 1,741 - 18.1% - 12.8% - 6.2% 457 - 23.8% - 18.8% - 13.5% 60 - 75.9% - 75.9% - 75.9% 2,259 - 20.9% - 15.8% - 9.6% Cnova standalone Cnova incl. synergies Bridge BNPP - 8A Min/Max based on sensitivity to WACC Source: BNPP report dated 5 August 2016, Eight Advisory analysis Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone Equity Value per 8A vs. BNPP ($m) Cdiscount Equity Value standalone - Nova Equity Value standalone - DCF DCF ($m) ($m) Eight Min/Max based on Low/High case Cnova Equity Value standalone - DCF ($m) Cnova standalone Equity Value per share per 8A vs. BNPP ($m) Cnova Equity Value per share standalone ($m) Eight Advisory 1,287 BNPP 1,572 1,000 1,200 1,400 1,633 298 395 1,741 391 1,600 1,800 250 350 450 1,600 457 550 650 1,300 1,500 2,043 Advisory 2,024 2,259 BNPP 1,700 1,900 2,100 2,300 3.00 3.63 4.63 4.59 5.12 3.50 4.00 4.50 5.00 5.50 Valuation analysis - Project Delphes - Final Report - 8 August 2016 Review of BNP Paribas valuation analysis 41 © 2016 Owned by Eight Advisory - Confidential

Reconciliation between Cdiscount Equity Value estimated by BNPP High Case What are the variables explaining the differences in ($1,741m) and Eight Advisory Equity Value ($1,444m), based on the DCF method. Bridge of Cdiscount Equity Value based on DCF as estimated by BNPP High Case vs. Eight Advisory analyses 1,900 2,000 1 BNPP’s Cdiscount equity value? Cnova standalone 1,741 1,700 1,500 1,300 (384) 1,100 900 700 500 EBITDA impact : $(170)m 192 111 (40) (19) 20 (30) 2 FCF impact (22) (113) 3 Valuation parameters $(50)m 7 (57) 76 2 6 (11) (25) 1,500 10 1,444 1,000 500 - (500) BNPP Direct Mktplace Other COGS SG&A Factoring D&A Capex NWC WACC LTG 2 - stage PV of Net NWC Other € / $ FX 8A sales com. sales growth NOLs debt Adj. debts Cnova incl. synergies Source: BNPP report dated 5 August 2016, Eight Advisory analysis Bridge BNPP - 8A Key impacts ᇄ Significant growth in direct sales assumed by BNPP (FY18 - FY23 CAGR of +14% vs. +8% per Eight Advisory). ᇄ CoGS: Mix effect due to higher proportion of marketplace commissions in total net sales (12.4% per Eight Advisory vs. 10.9% p e r BNPP) notably explained by: Different growth profile in direct sales, 14.5% target take rate reached in FY21 vs. FY24 per BNPP. ᇄ SG&A: Economies of scale factored in Eight Advisory analysis (fixed component). ᇄ WACC: 7.8% per BNPP vs. 7.75% per Eight Advisory. ᇄ LTG: 2.5% per BNPP vs. 2.25% per Eight Advisory Valuation analysis - Project Delphes - Final Report - 8 August 2016 Review of BNP Paribas valuation analysis 42 © 2016 Owned by Eight Advisory - Confidential

Reconciliation between Nova Equity Value estimated by BNPP High Case ($457m) and Eight Advisory Equity Value ($344m), based on the DCF method. What are the variables explaining the differences in Bridge of Nova Equity Value based on DCF as estimated by BNPP High Case vs. Eight Advisory analyses 2 1 FCF impact BNPP’s Nova equity value? Cnova standalone 500 450 400 350 300 250 200 150 100 50 - 457 EBITDA impact : $(75)m (12) (17) (70) (22) 47 79 3 9 (21) (99) (66) Valuation param.: $(167)m 22 60 (4) (25) 500 400 13 344 300 (6) 200 100 - (100 (200 Cnova incl. synergies Bridge BNPP - 8A BNPP Direct Mktplace Other Opex Factoring D&A Capex NWC sales com. sales Source: BNPP report dated 5 August 2016, Eight Advisory analysis Key impacts ᇄ Other sales: Higher growth assumed by BNPP (FY18 - FY23 CAGR of +22% vs. WACC LTG 2 - stage PV of Net growth NOLs debt ᇄ WACC: 16.1% per BNPP vs. explained by: Difference in the application NWC Other R$ / € FX 8A Adj. debts 17.0% per Eight Advisory, notably of the Damodaran formula re. CRP +19% per Eight Advisory) Difference in modelling assumption (flat as % of GMV for BNPP vs. Fading growth towards 15% for 8A) ᇄ Opex: higher gross margin improvement per BNPP, partly offset with economies of scale on SG&A factored in Eight Advisory analysis ᇄ Factoring: downwards revision of SELIC forecasts over the business plan ᇄ NWC: Methodological differences in the treatment of fraud and PIS/COFINS tax (1.39 multiplier not applied by BNPP) Eight Advisory approach based on a blend of Damodaran and Local approach (which was less impacted by the recent fluctuation in risk free rate, due to compensation mechanism with ERP) ᇄ LTG: 7% per BNPP vs. 5.5% per Eight Advisory Valuation analysis - Project Delphes - Final Report - 8 August 2016 Review of BNP Paribas valuation analysis 43 © 2016 Owned by Eight Advisory - Confidential

9. Analysis of the Terms of the Agreement

How do the values estimated by Eight Advisory compare to the values presented in the Agreement?

Cnova (standalone) equity values estimated by Eight Advisory are c. (18)% lower than the values presented in the Agreement, as the Transaction prices in the Agreement are likely to include some synergies, especially regarding Nova.

Comparison 8A vs. Agreement

in $m	Nova	Cdiscount (incl. Holding costs)	Cnova
Agreement	489	1,718	2,206
Per Cnova Share	n.a.	n.a.	**5.00**
Eight Advisory (standalone)	344	1,459	1,803
Per Cnova Share	n.a.	n.a.	**4.09**
Difference %	**(30)%**	**(15)%**	**(18)%**

Source: Agreement dated 8 August 2016, Eight Advisory analysis

- Cnova equity value estimated by Eight Advisory is **c. (18)% lower than presented in the Agreement**. That is explained by:
  - **Nova**: values estimated by Eight Advisory c. (30)% lower than retained in the Agreement,
  - **Cdiscount** (including holding costs): values estimated by Eight Advisory c. (15)% lower than retained in the Agreement.
- As presented in the following pages, part of this difference, especially regarding Nova, can be explained by the fact that:
  - Values estimated by Eight Advisory are **standalone** (i.e. excluding synergies), while
  - Values presented in the Agreement result from a negotiation, and are **likely to capture the portion of Nova synergies** that NewCo (ultimately Via Varejo) is willing to pay to Cnova's shareholders.

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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Analysis of the Terms of the Agreement 45

How should the financial terms of the Agreement be analyzed with regards to Eight Advisory valuation?

(1/3)

Based on the standalone valuations prepared by Eight Advisory, the Cash Portion amount presented in the Agreement implies a premium paid by NewCo to Cnova's shareholders on Nova of $56m.

Analysis of the financial terms of the Agreement

Financial terms of the Agreement (in $m)		Agreement	8A (DCF standalone)
Nova Equity value (intragroup loan not capitalized, as per Agreement)		**489**	**344**
Cdiscount Equity Value		1,718	1,444
(+) Intragroup loan		n.a.	153
Holding costs & Other		n.a.	(138)
Cnova Equity Value		**2,206**	**1,803**
21.9% stake held by Via Varejo in Cnova	**[A]**	**484**	**396**
Total Cash Portion (per Agreement)		**5**	**5**
Repayment of the Intragroup loan (per Agreement)		**156**	**153**
Total cash paid to Cnova	**[B]**	**161**	**158**
Total price paid by NewCo for Nova & Intragroup loan repayment	**[A] + [B]**	**645**	**553**
(-) Intragroup loan to be repaid		(156)	(153)
= Price paid by NewCo for Nova		**489**	**401**
(-) Nova Equity value (intragroup loan not capitalized, as per Agreement)		(489)	(344)
Implied premium paid to Cnova shareholders on Nova acquisition		**0**	**56**

Source: Management, Eight Advisory analysis

→ Based on the Agreement, the total price paid by VV Part to Cnova's shareholders for Nova and the repayment of the intragroup loan stands at $645m, and is split as follows:

- **21.9% stake held by NewCo in Cnova**: $484m,
- **Cash Portion** defined in the Agreement as the **difference between Nova equity value and the 21.9% stake held by NewCo in Cnova**: $5m,
- **Repayment of the intragroup loan**: $156m (per Agreement).

→ Therefore, if the sum of (i) 21.9% stake held by NewCo in Cnova, (ii) Cash Portion and (iii) Intragroup loan is higher than 100% of Nova equity value plus intragroup loan, a premium is implicitly "paid" by NewCo to Cnova's shareholders for the acquisition of Nova.

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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Analysis of the Terms of the Agreement 46

How should the financial terms of the Agreement be analyzed with regards to Eight Advisory valuation?

(2/3)

Based on the standalone valuations prepared by Eight Advisory, the Cash Portion amount presented in the Agreement implies a premium paid by NewCo to Cnova's shareholders on Nova of $56m.

Analysis of the financial terms of the Agreement (cont'd)

Financial terms of the Agreement (in $m)		Agreement	8A (DCF standalone)
Nova Equity value (intragroup loan not capitalized, as per Agreement)		**489**	**344**
Cdiscount Equity Value		1,718	1,444
(+) Intragroup loan		n.a.	153
Holding costs & Other		n.a.	(138)
Cnova Equity Value		**2,206**	**1,803**
21.9% stake held by Via Varejo in Cnova	[A]	**484**	**396**
Total Cash Portion (per Agreement)		**5**	**5**
Repayment of the Intragroup loan (per Agreement)		**156**	**153**
Total cash paid to Cnova	[B]	**161**	**158**
Total price paid by NewCo for Nova & Intragroup loan repayment	[A] + [B]	**645**	**553**
(-) Intragroup loan to be repaid		(156)	(153)
= Price paid by NewCo for Nova		**489**	**401**
(-) Nova Equity value (intragroup loan not capitalized, as per Agreement)		(489)	(344)
Implied premium paid to Cnova shareholders on Nova acquisition		**0**	**56**

Source: Management, Eight Advisory analysis

➔ Based on the standalone equity values estimated by Eight Advisory, and considering the amounts of Cash Portion (per Agreement) and Intragroup loan, it appears that:

21.9% stake in Cnova + Cash Portion + Intercompany debt > 100% Nova standalone + Intercompany debt

➔ **Therefore Cnova's shareholders will receive an aggregate amount that is higher than the value of 100% Nova standalone, implying a premium of $56m.**

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Analysis of the Terms of the Agreement 47
© 2016 Owned by Eight Advisory – Confidential

How should the financial terms of the Agreement be analyzed with regards to Eight Advisory valuation?

(3/3)

The implied premium paid to Cnova's shareholders corresponds to 31% of Nova's net synergies. Based on Eight Advisory valuations, the Exchange ratio is c.86%, compared to c. 100% in the Agreement.

Analysis of the financial terms of the Agreement (cont'd)

Focus on the implied premium paid to Cnova on Nova (in $m)	Agreement	8A (DCF standalone)
Nova operating synergies	*n.a.*	*225*
Nova inventory synergies	*n.a.*	*60*
Nova NOLs de-synergies	*n.a.*	*(34)*
Nova net synergies expected from the Transaction @ 100%	n.a.	250
Nova net synergies @ Cnova max. share (78%)	**n.a.**	**195**
Implied premium paid to Cnova shareholders on Nova acquisition	0	56
Implied portion of Nova synergies paid by Newco	**n.a.**	**29%**

Exchange ratio per Agreement (in $m)		Agreement	8A (DCF standalone)
Nova equity value	**[A]**	489	344
21.9% stake held by Via Varejo in Cnova	**[B]**	484	396
Cash Portion paid by NewCo (as per Agreement)	**[C]**	5	5
Exchange ratio per Agreement	**[A] / ([B]+[C])**	**100%**	**86%**

Source: Management, Eight Advisory analysis

- Based on the estimation of the Nova net synergies (cf. page 36) expected to arise from the Transaction, the **implied premium paid to Cnova's shareholders on Nova captures 29% of the Nova synergies (net of NOLs de-synergies)** attributable to Cnova's shareholders (i.e. 78% of total Nova net synergies).
- Based on the values estimated by Eight Advisory and the Cash Portion of the Agreement, the Exchange ratio would stand at **c. 86%**, compared to the **c. 100%** ratio derived from the values presented in the Agreement. This corroborates the fact that NewCo is paying an implied premium on Nova intrinsic value to acquire it.
- **Based on the above, the financial terms of the Agreement lead to an implied premium on Nova standalone value, which appears to be fair for Cnova's shareholders.**

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Analysis of the Terms of the Agreement 48
© 2016 Owned by Eight Advisory – Confidential

10. Conclusions

What are the key findings of our analyses?

Based on the standalone equity values estimated by Eight Advisory, the financial terms of the Reorganization Agreement agreed as of 8 August 2016 lead to an implied "premium" on Nova standalone value, which appears to be fair for Cnova's shareholders.

1. Agreement vs. 8A and BNPP – Cnova per share

	Agreement (8 August 2016)	$2,206m	**$5.00 per share**
1.	**8A standalone (central)**	$1,803m	**$4.09 per share**
	Implied premium		22%
2.	**8A including 100% synergies (standalone central value)**		**$4.79 per share**
	Implied premium		4%
3.	**8A standalone (high)**	$2,043m	**$4.63 per share**
	Implied premium		8%
	For information: 8A including 100% synergies (standalone high value)		*$5.33 per share*
	Reminder: BNPP standalone		*$4.59 - $5.12 per share*
	8A estimate of BNPP including synergies		*$4.70 - $5.29 per share*

Source: Agreement dated 8 August 2016, Management, Eight Advisory analysis
Note: Eight Advisory range based on sensitivity to WACC

2. Agreement vs. 8A and BNPP – Standalone values

in $m	Nova		Cdiscount		Hold. costs	Interco. debt	Cnova	
Agreement (8 August 2016)	489		1,718		n.a.	n.a.	**2,206**	
BNPP standalone (Low/High)	391	457	1,572	1,741	(87)	147	**2,024**	**2,259**
8A standalone (central)	344		1,444		(138)	153	**1,803**	
For information: 8A standalone (high)	*395*		*1,633*		*(138)*	*153*	***2,043***	
Premium Agt. / 8A (central)	42%		18%				**22%**	
8A vs. BNPP	(12)%	(25)%	(8)%	(17)%			**(11)%**	**(20)%**

Source: Agreement dated 8 August 2016, Management, Eight Advisory analysis

3. Analysis of the terms of the Agreement as of 8 August 2016

→ Terms and conditions of the Reorganization Agreement as of 8 August 2016 are correctly estimated. The Transaction global equilibrium is as follows:

21.9%* $2,206m + $161m = 100% * $489m + $156m

(Cnova) *(Cash Portion & Interco. debt)* *(Nova)* *(Interco. Debt at 5 August 2016 and with a 3.2763 US$/R$ currency exchange rate)*

→ With Eight Advisory intrinsic standalone values and the Cash Portion:

21.9%* $1,803m + $158m > 100% * $344m + $153m

$553m ***$497m*** *(Interco. Debt at 30 June 2016 and with a 3.31 US$/ R$ currency exchange rate (1m average as at 19 July 2016))*

→ **Implied "premium" of $56m** (difference between the price paid of $553m and $497m corresponding to the value of Nova plus repayment of the intercompany debt), corresponding to:

- **16% premium over Nova standalone value** (and 15% based on Nova and Cnova standalone high values), or
- **29% of Nova estimated net synergies attributable to Cnova's shareholders** (and 30%based on Nova and Cnova standalone high values).

→ **The financial terms of the Reorganization Agreement lead to an implied "premium" on Nova standalone value, which appears to be fair for Cnova's shareholders.**

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Conclusions 50
© 2016 Owned by Eight Advisory – Confidential

Based on the standalone equity values estimated by Eight Advisory, the financial terms of the Reorganization Agreement agreed as of 8 August 2016 lead to an What are our conclusions about the Merger and its financial interest for Cnova’s shareholders? implied “premium” on Nova standalone value, which appears to be fair for Cnova’s shareholders. ᇄ Analysis of the financial Terms of the Agreement The amount of Cash Portion presented in the Agreement, stands at $5m is consistent with the compensation mechanism described in the Reorganization Agreement (i.e. Cash Portion equaling the difference between 100% of Nova value and 21.9% of Cnova value). Based on the standalone equity values estimated by Eight Advisory, and considering the amount of Cash Portion (per Agreement), the price paid by VV Part to Cnova’s shareholders for Nova implies a “premium” on Nova standalone value ranging stands at 16% . It could be considered that this implied “premium” captures 29% of the Nova synergies (net of NOLs de - synergies) attributable to Cnova’s shareholders. Based on the above, the financial terms of the Reorganization Agreement lead to an implied “premium” on Nova standalone value, which appears to be fair for Cnova’s shareholders. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Conclusions 51 © 2016 Owned by Eight Advisory - Confidential

11. Appendix

Appendices: Table of contents Appendices 1. Summary of the Reorganization Agreement 2. Additional analysis on BNPP valuation works 3. DCF key assumptions 4. Discount Rates 5. Additional analysis on trading multiples 6. Additional analysis on synergies expected from the Transaction 7.Brazil economic information Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 53 © 2016 Owned by Eight Advisory - Confidential

Appendix 1: Summary of the Reorganization Agreement Appendix

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of 8 August 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement? (1/4) which would combine the businesses of Via Varejo and Cnova Brazil. Reorganization Agreement ᇄ The Agreement outlines: (i) the terms and conditions of the Combination; (ii) the steps necessary to implement the combination of the e - commerce business currently operated by Cnova Brazil with the brick and mortar activities currently developed by via Varejo; The general proposal to be submitted by the officers of Via Varejo to the Board of Directors of Via Varejo, as well as by the Transaction Committee to the Board of Directors of Cnova NV. ᇄ The Reorganization benefits : the Reorganization is expected to generate value to the stakeholders of all companies involved, notably by : simplifying governance; promoting the synergies between the operations with the integration of the commercial strategy, the logistics platform (transportation model, rationalized network, improved logistics service); achieving the optimization of headquarter costs; promoting omnichannel advertising (mutualization of advertising strategy with the same advertising expenditures), thus bringing competitive advantages to the online and brick and mortar businesses towards their competitors in the benefit of all stakeholders; and achieving such other benefits as may be described by the Parties in their communications to their respective shareholders in connection with the proposed transaction. ᇄ For purposes of this Reorganization Agreement, the Parties agree to use the following valuations for the equity of Cnova Brazil (before the impact of the Adjustment Amount) and Cnova NV: The value of 100% of Cnova Brazil’s equity is equal to R$1,602.0m ; The value of 100% of Cnova NV’s equity is equal to US$ 2,206.5m; Cash purchase price amount is equal to R$16.5m For each step contemplated under the Reorganization, the applicable R$/US$ exchange rate shall be R$3.2763/US$1.00. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 55 © 2016 Owned by Eight Advisory - Confidential

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of 8 August 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement? (2/4) which would combine the businesses of Via Varejo and Cnova Brazil. Reorganization Agreement (continued) ᇄ In order to implement the combination of the two businesses, Parties should achieve the following step plan: Pre closing steps : as the preliminary step for implementing the combination VV Part Participações S.A., a newly incorporated, non - operational holding, wholly - owned subsidiary of Via Varejo shall receive as a capital increase: (i) all the shares issued by Via Varejo Luxembourg Holding S.à.r.l that will, at the time of the capital increase, indirectly own 96,790,798 shares representing approximately 21.9% of the capital of Cnova NV; (ii) the VV Part Cash Amount corresponding to an amount in cas equal to the sum of (a) Cash Purchase Price plus, (b) the Estimated Adjustment Amount plus, (c) the VV Capital Shortfall Amount. Closing of the Reorganization : The closing of the Reorganization shall occur on the last Business Day of the month during which the conditions to Closing are satisfied. Those conditions are : Conditions to Each Party’s Obligations to Consummate the Reorganization : - The Reorganization shall have been approved by (i) Via Varejo’s shareholders at a general meeting and (ii) Cnova NV’s shareholders at a general meeting and the resolutions shall have been delivered to the other Parties. - Cnova NV shall have delivered to Via Varejo (i) audited financial statements of Cnova Brazil for the fiscal year ended December 31, 2015 and (ii) unaudited financial statements of Cnova Brazil as of and for June 30, 2016, which unaudited financial statements shall have been subject to a limited review; and - The consummation of the Reorganization shall not have been restrained or prohibited by any Order of any Governmental Entity and there shall not be any statute, rule or regulation enacted or promulgated by any Governmental Entity that prevents or would reasonably be expected to prevent the consummation of the Reorganization. Conditions Precedent to Via Varejo’s Obligation to Consummate the Reorganization : - Each of Cnova NV and Cnova Brazil shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Reorganization Agreement at or prior to the Closing Date; - The Cnova Finança Restructuring shall have been completed; - No Material Adverse Effect shall have arisen or occurred since the date hereof; - Via Varejo shall have received a certificate signed on behalf of Cnova NV by an executive officer of Cnova NV and dated as of the Closing Date to the effect that certain conditions have been satisfied; and - Via Varejo shall have received a copy of the Escrow Agreement, duly executed by Cnova NV and the Escrow Agent. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 56 © 2016 Owned by Eight Advisory - Confidential

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of 8 August 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement? (3/4) which would combine the businesses of Via Varejo and Cnova Brazil. Reorganization Agreement (continued) Conditions Precedent to Cnova NV’s and Cnova Brazil’s Obligation to Consummate the Reorganization: - Via Varejo shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Reorganization Agreement at or prior to the Closing Date; and - Cnova NV shall have received a certificate signed on behalf of Via Varejo by an officer of Via Varejo and dated as of the Closing Date to the effect that certain condition has been satisfied; and - Cnova NV shall have received a copy of the Escrow Agreement, duly executed by Via Varejo and the Escrow Agent. Merger of VV Part : at the Closing, VV Part shall be merged with and into Cnova Brazil, with Cnova Brazil as the surviving entity in the merger (the “Merger of VV Part”). Merger exchange ratio : the Parties agree that for purposes of the Merger of VV Part, the ratio of the equity value of Cnova Brazil to the equity value of VV Part (following the completion of the VV Part Capital Increase) shall be equal to the result of (x) the sum of the agreed value of the Indirectly Held Cnova Shares plus the Cash Purchase Price plus the Estimated Adjustment Amount (which, for avoidance of doubt, may be a negative number) divided by (y) the sum of sum of the agreed value of the Indirectly Held Cnova Shares plus the VV Part Cash Amount (“Merger of VV Part Exchange Ratio”). Cross - shareholding elimination : completion of the Merger of VV Part shall result in an indirect cross - shareholding equity participation between Cnova Brazil and Cnova NV, which pursuant to Brazilian Law must be eliminated within one year of the completion of the merger of the VV Part. To this purpose the Parties agree to undertake the two following steps: - Distribution by Cnova NV and repurchase of Cnova NV shares, - Cnova Brazil’s share acquisition and elimination of cross - shareholding exchange ratio. Post - Closing measures : Governance : Via Varejo on the Closing Date will be the sole shareholder of Cnova Brazil. Repayment of Cnova Brazil shareholders’ loan : In accordance with the respective loan agreements entered into between Cnova NV, Cnova Brazil and Cnova Finança BV, amounting to R$ 511.0m as of the date of this Reorganization Agreement, the implementation of the Reorganization is a triggering event for the acceleration of the repayment of the full amount of the loan, including interest and any other accrued amounts. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 57 © 2016 Owned by Eight Advisory - Confidential

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of 8 August 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement? (4/4) which would combine the businesses of Via Varejo and Cnova Brazil. Valuation Adjustment: Parties agreed to set up a Price adjustment agreement at the Closing date Price adjustment mechanism , consisting in the difference between a monthly projected net debt and working capital position and the closing balance sheet at closing. Other main warranties: Indemnity cap of US$60 million with an exception for issues related to class actions and to the fraud/investigation . Indemnity US$60m cash collateral from Cnova (or alternatively Casino or banks guarantee) . By nature, this item can not impact the valuation at this stage, and was therefore not considered in our analysis. ᇄ No other side agreement communicated. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 58 © 2016 Owned by Eight Advisory - Confidential

Appendix 2: Comparison with BNPP Appendix

Comparison with BNPP

What are the key respective methodological approaches of BNP Paribas and Eight Advisory?

Item	BNPP	8A
1. DCF Method		
BP used	Management BP (FY16-FY18)	Management BP (FY16-FY18)
Extrapolation period	FY19-FY24	FY19-FY23
Factoring costs	Included in the free cash flows	Included in the free cash flows
Change in NWC	Adjusted for seasonality	Adjusted for seasonality
Impact of fraud on FY15 monthly NWC	Adjusted for FY15 impact	Adjusted for FY15, FY14, FY13 and older impacts
Discount rate	Cost of Equity	Cost of Equity
Terminal Value	Terminal Value (Gordon growth)	Two-stage growth Terminal Value
2. Trading Multiples Method		
Reference aggregates	FY17 sales	FY15-FY18 sales, EBITDA, factoring costs and Capex
Panel of comparable companies retained	**Nova**: Amazon, JD, Vipshop, B2W and Dangdang **Cdiscount**: Amazon, AO World, Zooplus, Showroomprive, Verkkokauppa, Banzai and Qliro	**Nova**: Amazon, JD, Vipshop, B2W **Cdiscount**: Amazon, AO World, Ocado, Qliro
Multiples retained	**Nova**: FY17 B2W EV / sales, with a 25.5% discount **Cdiscount**: i) Median EV / sales and ii) AO World FY17 EV / sales, with a 7.2% discount	**Nova and Cdiscount**: FY15-FY18 EV/Sales multiples regression analysis on i) EBITDA – normative factoring costs, ii) EBITDA – normative factoring costs – Capex "Best peer" EV / sales used as the high end of the trading multiples range (AO World for Cdiscount and B2W for Nova)
3. Enterprise Value to Equity adjustments		
Average NWC adjustment	DCF method: Yes Trading multiples: Yes	DCF method: Yes Trading multiples: Yes
Discounted receivables adjustment (factoring)	DCF method: No Trading multiples: Yes	DCF method: No Trading multiples: No

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On a standalone basis (excluding synergies), Cnova Enterprise Value defined with the DCF method ranges from $1,972m to $2,415m, while BNPP Enterprise Comparison with BNPP What are the Value ranges from $2,401m to $2,635m Cnova standalone Enterprise Value per 8A vs. BNPP ($m) Eight Advisory (DCF valuation) BNPP (Low / High) Difference (8A vs. BNPP) results of our in $m Min Central Max Min Central Max Min Central Max Cdiscount 1,481 1,639 1,829 1,749 1,833 1,918 - 15.3% - 10.6% - 4.6% standalone DCF valuation analysis (range of Enterprise Values)? Nova 629 675 725 Holding (138) (138) (138) Enterprise Value 1,972 2,175 2,415 Min/Max based on sensitivity to WACC Source: BNPP report dated 5 August 2016, Eight Advisory analysis Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone EV 8A vs. BNPP - Implied EV/FY17 Sales 733 766 799 (81) (81) (81) 2,401 2,518 2,635 Min/Max based on Low/High case - 14.1% - 11.9% - 9.3% 71.1% 71.1% 71.1% - 17.9% - 13.6% - 8.4% DCF standalone Multiples standalone Focus on B2W Synergies Eight Advisory BNPP 0.50x Cdiscount implied EV/FY17 Sales multiple (DCF) 0.67x 0.82x 0.78x 0.85x 0.60x 0.70x 0.80x 0.90x 1.00x Nova implied EV/FY17 Sales multiple (DCF) 0.33x 0.38x 0.38x 0.42x 0.25x 0.30x 0.35x 0.40x 0.45x Cnova implied EV/FY17 Sales multiple (DCF) 0.48x 0.59x 0.58x 0.63x 0.40x 0.50x 0.60x 0.70x Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 61 © 2016 Owned by Eight Advisory - Confidential

Comparison with BNPP

What are the results of our standalone DCF valuation analysis (central value) on a comparable basis with BNPP methodology?

- DCF standalone
- Multiples standalone
- Focus on B2W
- Synergies

Excluding synergies and with intercompany debt not capitalized, Cnova central Equity Value defined with the DCF method was estimated at $1,875m (incl. holding synergies), compared to $2,024m (Low Case) and $2,259m (High Case) per BNPP estimation

Cnova standalone central Equity Value per 8A ($m)


in $m
344
1,444
15
72
1,875
Nova
Cdiscount
Holding before synergies
100% holding synergies
Cnova Equity Value (comparable basis with BNPP)

Cnova standalone central Equity Value per BNPP – Low case ($m)


in $m
391
1,572
60
2,024
Nova
Cdiscount
Holding
Cnova Equity Value

Cnova standalone central Equity Value per BNPP – High case ($m)


in $m
457
1,741
60
2,259
Nova
Cdiscount
Holding
Cnova Equity Value

Source: BNPP report dated 5 August 2016, Eight Advisory analysis

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On a standalone basis (excluding synergies), Cnova Enterprise Value defined with the trading multiples method ranges from $1,703m to $2,086m, while BNPP Comparison with BNPP What are the results of our standalone trading multiples valuation analysis (range of Enterprise Values)? Enterprise Value ranges from $2,457m to $2,513m Cnova standalone Enterprise Value per 8A vs. BNPP ($m) Eight Advisory (trading multiples) BNPP (trading multiples) in $m Min Central Max Min Central Cdiscount 1,283 1,442 1,601 1,564 1,586 Nova 558 591 624 974 980 Implied EV/Sales FY17 0.29x 0.31x 0.33x 0.51x 0.51x Holding (138) (138) (138) (81) (81) Enterprise Value 1,703 1,895 2,086 2,457 2,485 Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone EV 8A vs. BNPP - Implied EV/FY17 Sales Cdiscount implied EV/FY17 Sales Nova implied EV/FY17 Sales multiple multiple (trading multiples) (trading multiples) Eight Difference (8A vs. BNPP) Max Min Central Max 1,609 - 17.9% - 9.1% - 0.5% 986 - 42.7% - 39.7% - 36.7% 0.51x (81) 71.1% 71.1% 71.1% 2,513 - 30.7% - 23.8% - 17.0% Cnova implied EV/FY17 Sales multiple (trading multiples) Advisory 0.58x 0.72x 0.29x 0.33x 0.41x 0.51x DCF standalone Multiples standalone Focus on B2W Synergies (regression analysis) (Best peer analysis) BNPP 0.70x 0.72x 0.40x 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x Source: BNPP report dated 5 August 2016, Eight Advisory analysis (regression analysis) (Best peer analysis) 0.51x 0.51x 0.10x 0.20x 0.30x 0.40x 0.50x 0.60x (regression analysis) (Best peer analysis) 0.59x 0.60x 0.30x 0.40x 0.50x 0.60x 0.70x Note: the comparison presented above presents limited relevance as in their trading multiples method, BNPP considers operatin g f inancing (such as discounting of receivables and securitization) as a net financial debt item. This has a double impact, as it (i) increases th e p eers’ Enterprise Value and (ii) increases financial debt in the EV to Equity bridge. Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 63 © 2016 Owned by Eight Advisory - Confidential

On a standalone basis, Cnova Equity Value defined with the trading multiples method ranges from $1,331m to $1,714m ($3.02 to $3.89 per share), while Comparison with BNPP BNPP Equity Value ranges from $1,471m to $1,527m ($3.33 to $3.46 per share) Cnova standalone Equity Value per 8A vs. BNPP ($m) What are the results of our standalone trading multiples valuation analysis (range of Equity Values)? Eight Advisory (trading multiples) BNPP (trading multiples) in $m Min Central Max Min Central Cdiscount 1,089 1,248 1,407 1,182 1,205 Nova 228 261 293 229 234 Holding 15 15 15 60 60 Equity value Standalone 1,331 1,523 1,714 1,471 1,499 Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone Equity Value per 8A vs. BNPP ($m) Cdiscount Equity Value standalone - Nova Equity Value standalone - Multiples ($m) Multiples ($m) Eight Difference (8A vs. BNPP) Max Min Central Max 1,227 - 7.9% 3.6% 14.6% 240 - 0.3% 11.3% 22.4% 60 - 75.9% - 75.9% - 75.9% 1,527 - 9.5% 1.6% 12.3% Cnova Equity Value standalone - Multiples ($m) DCF standalone Multiples standalone Focus on B2W Advisory BNPP - 1,089 1,407 (regression analysis) (Best peer analysis) 1,182 1,227 500 1,000 1,500 228 293 (regression analysis) (Best peer analysis) 229 240 - 100 200 300 1,331 1,714 (regression analysis) (Best peer analysis) 1,471 1,527 400 500 1,000 1,200 1,400 1,600 1,800 Synergies Source: BNPP report dated 5 August 2016, Eight Advisory analysis Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 64 © 2016 Owned by Eight Advisory - Confidential

Comparison with BNPP

What are the main methodological differences between 8A and BNPP when applying the "Best peer" (B2W) approach in the trading multiples method for Nova?

DCF standalone
Multiples standalone
Focus on B2W
Synergies

Regarding the "Best peer" approach on Nova, B2W EV/FY17 sales multiple estimated by BNPP stands at 0.72x, while it stands at 0.37x per 8A estimation. This gap is mainly explained by a methodological difference in the way operating financing (discounting, securitization) is factored in the analysis.

Application of the "Best peer" approach for Nova per 8A vs. BNPP (in R$m)

Application of B2W multiple to Nova	BNPP	Nova (in R$m) 8A per BNPP methodology	8A methodology
Market capitalization*	*4,012*	*4,012*	3,577
(+) Net debt items excl. discounted receivables*	*1,870*	*279*	279
(+) Discounted receivables as of 31.03.2016	1,469	*1,469*	-
Enterprise Value*	**7,351**	***5,759***	**3,856**
FY17 net sales forecast*	*10,233*	*10,924*	10,924
(-) Boleto	n.a.	*n.a.*	(375)
FY17 net sales adjusted	**10,233**	***10,924***	**10,549**
Implied EV/FY17 sales multiple	**0.72x**	***0.53x***	**0.37x**
Nova FY17 net sales	6,287	*6,287*	6,287
Nova Enterprise Value	**4,516**	***3,315***	**2,298**
(-) Profitability discount	*(25.5)%*	*(25.5)%*	-
Nova adjusted Enterprise Value	**3,364**	***2,469***	**2,298**
(-) Net financial debt	(598)	*(523)*	(523)
(-) NWC seasonality adjustment	(119)	*(119)*	(139)
(-) Discounted receivables	(1,314)	*(899)*	-
(-) Intragroup loan	(505)	*(505)*	(505)
(-) Other net debt items	(10)	*75*	75
(-) FCF differential adjustment	n.a.	*n.a.*	(339)
Nova Equity Value	**818**	***498***	**867**

*Note: items marked with an * in BNPP methodology were extrapolated based on available information for 8A*

Source: Bloomberg as at 19 July 2016, BNPP report dated 5 August 2016, Eight Advisory analysis

Application of the "Best peer" approach for Nova per 8A vs. BNPP (in R$m)

- Main differences between 8A and BNPP:
  - Difference in Net financial debt excluding discounted receivables,
  - BNPP considers **operating financing** items (such as discounting of receivables) as a net financial debt item, which:
    - Increases the EV/sales multiple estimated for B2W,
    - Increases Nova net financial debt in the EV to Equity bridge.
  - BNPP applies a **25.5% discount** to account for Nova's lower profitability compared to B2W's,
  - **NWC seasonality adjustment** lower per BNPP, after reinstatement of discounted receivables in the NWC (*cf.* treatment of discounted receivables as a net financial debt item).
  - Amount of **discounted receivables** estimated as of 31.03.2016 and reinstated in Nova's financial debt higher per BNPP: alternative computation approach
  - Free cash flow differential adjustment per 8A to account for Nova's lower recovery pace compared to B2W's.

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Appendix 65

Comparison with BNPP

What are the results of our estimation of synergies?

- DCF standalone
- Multiples standalone
- Focus on B2W
- Synergies

The value for Cnova of the additional synergies (net of de-synergies) expected from the Transaction ranges from $(12)m to $186m per 8A, compared to $37m to $74m per BNPP

Synergies per 8A vs. BNPP ($m)

	Eight Advisory		
in $m	Min	Central	Max
100% operating synergies (VV & Nova)	285	285	285
o/w 100% operating synergies (Nova part)	225	225	225
(-) Part "kept" by NewCo	(225)	(137)	(49)
Nova synergies paid to Cnova	-	**88**	**175**
100% inventory synergies (VV & Nova)	239	239	239
o/w 100% inventory synergies (Nova part)	60	60	60
(-) Part "kept" by NewCo	(60)	(37)	(13)
Nova inventory synergies paid to Cnova	-	**23**	**47**
100% Nova NOLs de-synergies	(34)	(34)	(34)
(-) Part borne by NewCo	34	21	8
Nova NOLs de-synergies borne by Cnova	-	**(13)**	**(27)**
100% Tax de-synergies	(6)	(6)	(6)
(-) Part borne by NewCo	-	1	1
Tax de-synergies borne by Cnova	**(6)**	**(5)**	**(5)**
100% Transaction costs	(6)	(6)	(6)
(-) Part borne by NewCo	-	1	1
Transaction costs borne by Cnova	**(6)**	**(5)**	**(4)**
Additional synergies	**(12)**	**87**	**186**

Min/Max based on % of synergies paid to Cnova

Source: BNPP report dated 29 July 2016, Eight Advisory analysis

	Eight Advisory		
in $m	Min	Central	Max
100% Holding costs synergies	72	72	72
(-) Part paid to NewCo	-	(8)	(16)
Holding synergies (Cnova)	**72**	**64**	**56**
Holding synergies	**72**	**64**	**56**

Additional synergies BNPP

	BNPP		
In $m	Min	Central	Max
Additional synergies	**37**	**52**	**74**

Source: BNPP MoU indicative terms analysis and synergies analysis

Amounts derived from BNPP synergies valuation and rules regarding completion (from 50% to 100%) as well as Nova share (50%).

Key findings

- Synergies per 8A include Holding synergies (vs. captured in the standalone value per BNPP)
- Synergies per 8A include NOLs and Tax de-synergies (vs. not considered by BNPP)
- Operating synergies (Nova & VV) estimated at $285m per 8A vs. ranging from $120m to $240m ("completion" adjustment between 50% and 100%) per BNPP

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Appendix 66

Based on the DCF method, Cnova Equity Value per share including synergies What are the results of our DCF valuation analysis including synergies (range of Equity values per share)? ranges from $4.26 to $4.79, while BNPP’s ranges from $4.67 Cnova Value per share including synergies per 8A vs. BNPP ($m) Eight Advisory (DCF valuation) BNPP in $m Min Central Max Min Central Max Equity value Standalone (central) 1,803 1,803 1,803 2,024 2,141 2,259 Eq. V. standalone after cross shlding. elim. 1,407 1,407 1,407 n.a. n.a. n.a. Synergies 60 151 242 37 52 74 Equity Value including synergies 1,467 1,558 1,649 2,061 * 2,193 * 2,333 * # shares outstanding before elim. 441.3 441.3 441.3 441.3 441.3 441.3 # shares outstanding after elim. 344.3 344.3 344.3 n.a. n.a. n.a. Equity value Standalone per share 4.09 4.09 4.09 4.59 4.85 5.12 Synergies per share 0.17 0.44 0.70 0.08 0.12 0.17 * to $5.29. Difference (8A vs. BNPP) Min Central Max - 10.9% - 15.8% - 20.2% n.a. n.a. n.a. n.m. n.m. n.m. - 28.8% - 29.0% - 29.3% 0.0% 0.0% 0.0% n.a. n.a. n.a. - 10.9% - 15.8% - 20.2% n.m. n.m. n.m. Equity value incl. synergies per share 4.26 4.52 4.79 4.67 4.97 5.29 - 8.8% - 9.0% - 9.4% DCF standalone Multiples standalone Focus on B2W Synergies Source: BNPP report dated 5 August 2016, Eight Advisory analysis Cnova Value per share - 8A vs. BNPP ($m) Cnova Equity Value per share standalone ($) 4.09 Eight Advisory (central) BNPP 4.59 5.12 3.50 4.00 4.50 5.00 5.50 * Eight Advisory estimates Synergies per share ($) 0.17 0.70 0.08 0.17 - 0.20 0.40 0.60 0.80 1.00 3.00 Cnova Equity Value per share incl. Synergies ($) 4.26 4.79 4.67 5.29 3.50 4.00 4.50 5.00 5.50 * Eight Advisory estimates Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 67 © 2016 Owned by Eight Advisory - Confidential

Appendix 3: DCF key assumptions Appendix

KPIs over the BP (FY16 - FY18) and the extrapolation period (FY19 - FY23) DCF Method Extrapolation KPIs Cdiscount KPIs FY15E FY16 RF FY17F FY18F FY19F FY20F FY21F FY22F FY23F Marketplace (% of total GMV B2C) n.a. 34.0% 38.5% 43.2% 46.9% 49.0% 50.4% 51.1% 51.5% Direct sales (% of total GMV B2C) n.a. 66.0% 61.5% 56.8% 53.1% 51.0% 49.6% 48.9% 48.5% Commissions (% of Marketplace) 12.5% 13.8% 13.3% 13.3% 13.7% 14.1% 14.5% 14.5% 14.5% GMV Marketplace (% growth) n.a. 43.0% 25.3% 29.0% 25.0% 20.0% 15.0% 10.0% 8.0% Direct Sales (% growth) n.a. 4.7% 3.2% 6.0% 8.0% 10.0% 8.7% 7.3% 6.0% Net sales growth n.a. 7.1% 5.7% 8.4% 10.3% 11.7% 9.9% 7.7% 6.3% Gross margin ex. marketplace 9.0% 8.8% 9.8% 10.2% 10.2% 10.2% 10.2% 10.2% 10.2% Gross margin 12.9% 14.6% 16.3% 17.9% 19.2% 20.2% 20.9% 21.2% 21.3% SG&A (12.3)% (12.6)% (13.1)% (13.1)% (13.1)% (13.0)% (13.0)% (12.9)% (12.9)% EBITDA 0.7% 2.0% 3.2% 4.8% 6.1% 7.1% 8.0% 8.3% 8.5% Factoring costs (0.9)% (1.8)% (1.3)% (1.3)% (1.3)% (1.3)% (1.3)% (1.3)% (1.3)% Source: Management, Eight Advisory analysis Nova KPIs FY15E FY16 new FY17F FY18F FY19F FY20F FY21F FY22F FY23F – KPIs – Cdiscount – Nova Marketplace (% of total GMV B2C) B2C direct sales (% of total GMV B2C) Net commissions (% of GMV) GMV Marketplace % growth B2C direct sales % growth Net sales % growth Gross margin n.a. 20.0% 28.5% 32.5% n.a. 80.0% 71.5% 67.5% 10.9% 13.5% 14.1% 14.5% n.a. 62.0% 96.6% 45.8% (25.0)% 23.0% 20.8% n.a. (21.1)% 27.8% 23.6% 11.5% 12.8% 16.5% 18.5% 37.8% 42.9% 45.8% 48.1% 49.7% 62.2% 57.1% 54.2% 51.9% 50.3% 14.5% 14.5% 14.5% 14.5% 14.5% 50.0% 45.0% 30.0% 25.0% 20.0% 19.6% 18.0% 16.4% 14.9% 13.3% 22.2% 20.5% 17.9% 16.0% 14.1% 19.5% 20.6% 21.3% 21.9% 22.3% Gross margin ex. marketplace 10.3% 9.8% 11.7% 12.8% 12.5% 12.2% 12.0% 11.8% 11.6% SG&A (15.2)% (24.7)% (14.6)% (13.7)% (13.8)% (13.9)% (13.9)% (13.9)% (13.8)% EBITDA (3.7)% (11.9)% 1.9% 4.8% 5.8% 6.8% 7.4% 8.0% 8.5% Factoring costs (3.9)% (5.1)% (4.5)% (3.7)% (3.3)% (3.1)% (2.8)% (2.6)% (2.3)% Source: Management, Eight Advisory analysis Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 69 © 2016 Owned by Eight Advisory - Confidential

Enterprise Value of Cdiscount based on the DCF Method DCF Method In € m FY15A Business Plan H1 16B H2 16B FY17F FY18F Extrapolation FY19F FY20F FY21F FY22F Terminal FY23F FCF Valuation parameters Cdiscount – KPIs – Cdiscount – Nova GMV Net sales COGS Gross margin SG&A Cdiscount France EBITDA D&A EBIT Factoring costs Adjusted EBIT ( - ) Corporate income tax (+) D&A ( - ) Capex Average adjusted working capital ( - ) Change in average working capital Free Cash Flow Partial year adjustment Discount period Discount factor Discounted Free Cash Flow Cumulated Free Cash Flows Terminal Value Two - Stage Growth TV Discounted Terminal Value Discounted TSG Terminal Value Cdiscount - Enterprise Value in € m Cdiscount - Enterprise Value in $m déc. déc. déc. déc. déc. 2,199 1,142 1,454 2,893 3,326 1,737 849 1,012 1,968 2,133 (1,512) (727) (862) (1,646) (1,750) 225 122 150 321 383 (213) (113) (121) (260) (282) 12 9 29 62 101 (21) (10) (12) (29) (30) (9) (1) 17 33 71 (16) (18) (16) (26) (28) (25) (19.3) 0.9 7 43 - - (0.3) (2) (15) 21 10 12 29 30 (42) (15) (20) (46) (50) (85) (117) (121) (130) (136) 32 3 10 6 8.2 (4.4) (3) 14 1.00 1.00 1.00 0.25 1.00 2.00 0.98 0.93 0.86 (4.3) (3.0) 12.3 272 1,913 2,027 - 6.75% 1,134 1.8% 1,889 1,202 2.0% 1,971 1,473 LTG 2.3% 2,061 1,639 2.5% 2,163 2.8% 2,277 déc. déc. déc. déc. déc. 3,837 4,400 4,918 5,345 5,720 5,849 2,352 2,626 2,887 3,111 3,307 3,382 (1,899) (2,096) (2,283) (2,453) (2,602) (2,660) 452 530 604 658 706 721 (309) (343) (374) (401) (425) (435) 144 188 230 257 280 287 (38) (48) (59) (70) (81) (83) 105 140 171 187 199 204 (31) (34) (37) (40) (43) (44) 75 106 134 147 157 160 (26) (36) (46) (51) (54) (55) 38 48 59 70 81 83 (57) (66) (73) (80) (85) (87) (145) (158) (171) (183) (193) (198) 9 13 12 12 11 4 39 65 86 99 109 105.2 1.00 1.00 1.00 1.00 1.00 3.00 4.00 5.00 6.00 7.00 0.80 0.74 0.69 0.64 0.59 31.4 48.1 59.2 63.1 64.8 Discount rate 7.25% 7.75% 8.25% 8.75% 1,693 1,529 1,392 1,274 1,757 1,582 1,434 1,309 1,829 1,639 1,481 1,348 1,907 1,701 1,531 1,389 1,995 1,770 1,587 1,434 Valuation date 30 June 2016 Long - term growth 2.25% Discount rate 7.75% Corporate tax rate 34.4% Two - Stage Growth assumptions Years of high growth 3.0 High - growth period rate 6.3% LTG ( - ) HG rate 4.1% Cdiscount - EV reconciliation Cumulated Free Cash Flows 18% EV: € 1,473m EV: $1,639m Discounted Terminal Value 82% Terminal KPIs FY15A FY16B FY17F FY18F FY19F FY20F FY21F FY22F FY23F Year Sales (yoy growth %) n.a. 7.1% 5.7% 8.4% 10.3% 11.7% 9.9% 7.7% 6.3% 2.3% Gross margin (% sales) 12.9% 14.6% 16.3% 17.9% 19.2% 20.2% 20.9% 21.2% 21.3% 21.3% EBITDA (% sales) 0.7% 2.0% 3.1% 4.7% 6.1% 7.1% 8.0% 8.3% 8.5% 8.5% D&A (% sales) (1.2)% (1.2)% (1.4)% (1.4)% (1.6)% (1.8)% (2.0)% (2.2)% (2.5)% (2.5)% EBIT (% sales) (0.5)% 0.9% 1.7% 3.3% 4.5% 5.3% 5.9% 6.0% 6.0% 6.0% Adjusted EBIT (% of sales) (1.4)% (1.0)% 0.4% 2.0% 3.2% 4.0% 4.6% 4.7% 4.7% 4.7% Capex (% sales) (2.4)% (1.9)% (2.3)% (2.3)% (2.4)% (2.5)% (2.5)% (2.6)% (2.6)% (2.6)% Average working capital (% sales) (4.9)% (6.5)% (6.6)% (6.4)% (6.2)% (6.0)% (5.9)% (5.9)% (5.9)% (5.9)% Source : Management, Eight Advisory analyses as of dd June yyyy Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 70 © 2016 Owned by Eight Advisory - Confidential

Enterprise Value of Nova based on the DCF Method DCF Method In R$m FY15A Business Plan H1 16B H2 16B FY17F FY18F Extrapolation FY19F FY20F FY21F FY22F Terminal FY23F FCF Valuation parameters Nova – KPIs - Cdiscount GMV Gross sales Net sales COGS Gross margin SG&A Nova EBITDA D&A EBIT Factoring costs Adjusted EBIT ( - ) Corporate income tax (+) D&A ( - ) Capex Average working capital ( - ) Change in average working capital (+) Change in PIS/COFINS receivables (+) Change in other payables Free Cash Flow Partial year adjustment Discount period Discount factor Discounted Free Cash Flow Cumulated Free Cash Flows Terminal Value déc. déc. déc. déc. n.a. 3,296 4,047 10,064 n.a. 2,889 3,438 8,084 6,126 2,256 2,664 6,287 (5,615) (2,019) (2,273) (5,250) 511 237 392 1,037 (886) (654) (560) (917) (375) (417) (168) 121 (52) (30) (36) (56) (427) (448) (204) 65 (242) (101) (148) (281) (669) (549) (352) (216) n.a. - - - n.a. 30 36 56 n.a. (45) (49) (112) (733) (539) (496) (618) (193) (44) 122 32 50 32 - (75) - (725) (434) (118) 1.00 1.00 0.25 1.00 0.96 0.85 (417) (100) 336 5,074 déc. déc. déc. déc. déc. déc. 12,827 16,390 20,704 25,064 29,688 34,327 36,215 9,957 12,084 14,461 16,947 19,542 22,152 23,370 7,773 9,498 11,443 13,496 15,662 17,864 18,847 (6,335) (7,643) (9,081) (10,619) (12,234) (13,883) (14,646) 1,438 1,855 2,362 2,878 3,428 3,982 4,201 (1,066) (1,309) (1,589) (1,875) (2,173) (2,470) (2,606) 372 546 773 1,003 1,254 1,512 1,595 (61) (94) (137) (189) (251) (323) (340) 311 452 636 814 1,003 1,189 1,255 (290) (310) (353) (384) (404) (413) (435) 22 143 283 430 599 777 820 (7) (48) (96) (146) (204) (264) (279) 61 94 137 189 251 323 340 (135) (173) (218) (264) (313) (362) (382) (735) (875) (1,023) (1,185) (1,354) (1,527) (1,611) 117 140 148 162 169 173 84 - - - - - - - - - - - - - - 57 155 253 370 502 647 583 1.00 1.00 1.00 1.00 1.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 0.73 0.62 0.53 0.46 0.39 0.33 42 97 135 169 196 215 Discount rate Valuation date 30 June 2016 Long - term growth 5.50% Discount rate 17.00% Corporate tax rate 34.0% Two - Stage Growth assumptions Years of high growth 3.0 High - growth period rate 14.1% LTG ( - ) HG rate 8.6% Nova - EV reconciliation Cumulated Free Cash Flows 15% EV: R$2,231m EV: $675m Discounted Terminal Value 85% Two - Stage Growth TV Discounted Terminal Value Discounted TSG TV – Nova Nova - Enterprise Value in R$m Nova - Enterprise Value in $m 5,691 1,690 1,896 LTG 2,231 675 2,231.3 16.0% 16.5% 17.0% 17.5% 18.0% 5.0% 748 697 650 607 568 5.3% 763 710 662 618 578 5.5% 780 725 675 629 588 5.8% 796 740 688 641 598 6.0% 814 755 702 653 609 KPIs FY15A FY16B FY17F FY18F FY19F FY20F FY21F FY22F FY23F TY Sales (yoy growth %) n.a. (19.7)% 27.8% 23.6% 22.2% 20.5% 17.9% 16.0% 14.1% 5.5% Gross margin (% sales) 8.3% 12.8% 16.5% 18.5% 19.5% 20.6% 21.3% 21.9% 22.3% 22.3% EBITDA (% sales) (6.1)% (11.9)% 1.9% 4.8% 5.8% 6.8% 7.4% 8.0% 8.5% 8.5% D&A (% sales) n.a. (1.4)% (0.9)% (0.8)% (1.0)% (1.2)% (1.4)% (1.6)% (1.8)% (1.8)% EBIT (% sales) (7.0)% (13.2)% 1.0% 4.0% 4.8% 5.6% 6.0% 6.4% 6.7% 6.7% Adjusted EBIT (% of sales) (10.9)% (18.3)% (3.4)% 0.3% 1.5% 2.5% 3.2% 3.8% 4.3% 4.3% Capex (% sales) n.a. (1.9)% (1.8)% (1.7)% (1.8)% (1.9)% (2.0)% (2.0)% (2.0)% (2.0)% Working capital (% sales) (12.0)% (10.1)% (9.8)% (9.5)% (9.2)% (8.9)% (8.8)% (8.6)% (8.5)% (8.5)% Source : Eight Advisory analyses as of dd June yyyy Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 71 © 2016 Owned by Eight Advisory - Confidential

Appendix 4: Discount Rates Appendix

Discount rate used in the DCF method for Cdiscount

Discount rate

Cdiscount

Cost of Equity

CDiscount - Cost of Equity	Damodaran approach	Local Approach	Comments
Risk-free rate	1.9%	0.2%	Yield of 20-year US Treasury, and French sovereign bonds as of [19 July 2016], 1 month (source: Bloomberg)
Market risk premium	6.1%	6.9%	Damodaran & P.Fernandez Equity Risk Premium
Sector beta	1.00	1.00	2-year industry delevered βeta (see comparable companies data) - 1 month average (source: Bloomberg)
Gearing (ND / E)	-	-	Industry normative gearing
Relevered beta	1.00	1.00	
Sub-total	**8.0%**	**7.1%**	
Country risk premium	0.4%	-	Spread of 10-year France CDS over 10-year US CDS, adjusted by a multiplier reflecting the additional volatility of equity markets, compared to fixed income markets (source: Damodaran, Bloomberg as of [19/07/2016])
Cost of Equity	**8.4%**	**7.1%**	
Gearing (ND / EV)	-	-	Gearing (see comparable companies data)
WACC	**8.4%**	**7.1%**	
Inflation rate - US	2.1%	n.a.	Brazil long-term inflation rate
Inflation rate - France	2.1%	n.a.	Local long-term inflation rate
Cost of equity (in local currency)	**8.3%**	**7.1%**	
Rounded to	**8.3%**	**7.0%**	

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016

Average Damodaran - Local approach	7.75%

Cdiscount

Nova

Industry parameters - βeta and Gearing

Company	Country	Tax rate (*)	Market Capitalization *In €m*	Gearing (ND / E)	Adusted βeta 2 years *Weekly*	R^2 2 years *Weekly*	Hamada Formula Delevered βeta 2 years *Weekly*
Amazon.Com Inc	United States	40.0%	261,690	(0.0)%	1.06	20%	1.06
Ao World Plc	United Kingdom	20.0%	930	(4.6)%	0.59	1%	n.a.
Ocado Group Plc	United Kingdom	20.0%	2,405	9.6%	1.02	11%	0.94
Qliro Group Ab	Sweden	22.0%	136	(11.0)%	0.88	9%	n.a.
Average CDiscount			**66,291**	**(1.5)%**	**0.88**	**10%**	**1.00**
Median CDiscount			**1,668**	**(2.3)%**	**0.95**	**10%**	**1.00**

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016
(*) Country corporate income tax rate into force in each country considered.

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Discount rate used in the DCF method for Nova

Discount rate
Nova

Cdiscount
Nova

Cost of Equity

Nova - Cost of Equity	Damodaran approach	Local Approach	Comments
Risk-free rate	1.9%	7.4%	USD Approach: yield of 20-year US Treasury as of [19 July 2016], 1 month (Source: Bloomberg) Local approach: Yield of 10-year Brazil sovereign bonds issued in USD, and adjusted for inflation, as of [19 July 2016], spot (Source: Bloomberg)
Market risk premium	6.1%	8.2%	Damodaran & P.Fernandez Equity Risk Premium
Sector beta	1.19	1.19	2-year industry delevered βeta (see comparable companies data) - 1 month average (source: Bloomberg)
Gearing (ND / E)	-	-	Industry normative gearing
Relevered beta	1.19	1.19	
Sub-total	**9.2%**	**17.2%**	
Country risk premium	5.0%	-	Spread of 10-year Brazil CDS over 10-year US CDS, adjusted by a multiplier reflecting the additional volatility of equity emerging markets compared to fixed income markets (source: Damodaran, Bloomberg as of [30/06/2016])
Cost of Equity	**14.1%**	**17.2%**	
Gearing (ND / EV)	-	-	Industry gearing (see comparable companies data)
WACC	**14.1%**	**17.2%**	
Inflation rate - US	2.1%	n.a.	Brazil long-term inflation rate
Inflation rate - Brazil	4.5%	n.a.	Local long-term inflation rate
Cost of equity (in local currency)	**16.7%**	**17.2%**	
Rounded to	**16.8%**	**17.3%**	

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016

Average Damodaran - Local approach	**17.00%**

Industry parameters - βeta and Gearing

Company	Country	Tax rate (*)	Market Capitalization	Gearing (ND / E)	Adusted βeta 2 years	R² 2 years	Hamada Formula Delevered βeta 2 years
			In €m		*Weekly*	*Weekly*	*Weekly*
Amazon.Com Inc	USA	40.0%	242,425	(0.0)%	1.06	20%	1.06
B2W Cia Digital	Brazil	34.0%	894	9.8%	0.76	8%	0.72
Jd.Com Inc-Adr	China	25.0%	33,000	(10.1)%	1.32	24%	1.32
Vipshop Holdings	China	25.0%	6,530	(3.3)%	1.63	24%	1.63
Average Nova			**70,712**	**(0.9)%**	**1.19**	**19%**	**1.18**
Median Nova			**19,765**	**(1.6)%**	**1.19**	**22%**	**1.19**

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016
(*) Country corporate income tax rate into force in each country considered.

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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Appendix 5: Additional analysis on trading multiples Appendix

Trading multiples - Secondary approach for consistency purposes

Peers selection

Retained peers

Company	Occur-rence	Main segment	e-com-merce	Comparable categories	Comparable 12-m price Evolution	Comparable Profitability (NI)	Comparable 2Y sales Growth	Available forecast	No impacting M&A
Cdiscount									
Amazon	14	✓	✓	Generalist	✗	✗	✗	✓	✓
AO.com	6	✓	✓	✓	✓	✓	✗	✓	✓
Groupon	2	✓	✓	✗	✓	✓	✓	✓	✗
LDLC	2	✓	✓	✓	✗	✗	✗	✓	✗
Ocado	2	✓	✓	✗	✓	✗	✗	✓	✓
Overstock.com	1	✓	✓	Generalist	✓	✗	✗	✗	✓
Qliro	1	✓	✓	Generalist	✓	✓	✓	✓	✓
Rakuten	7	✗	✓	Generalist	✓	✗	✗	✓	✓
Showroomprive	2	✓	✓	✗	✗	✗	✗	✓	✓
Nova									
58.com	1	✓	✓	Generalist	✗	✓	✗	✓	✓
Alibaba	5	✓	✓	Generalist	✓	✗	✗	✓	✓
Amazon	14	✓	✓	Generalist	✗	✗	✗	✓	✓
B2W	10	✓	✓	✓	✓	✓	✗	✓	✓
Dangdang	2	✓	✓	✓	✓	✗	✗	✓	✗
JD.com	6	✓	✓	✓	✗	✓	✗	✓	✓
Mercado Libre (Meli)	8	✓	✓	Generalist	✓	✗	✗	✓	✓
VIPShop	3	✓	✓	✗	✓	✗	✗	✓	✓

Source: Eight Advisory analysis

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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Trading multiples - Secondary approach for consistency purposes

Comparable companies financials and EV/sales multiples

		Sales				EBITDA				Factoring costs			
Company	Curr.	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18
Cdiscount	EUR	1 737	1 861	1 968	2 133	12	38	62	101	(16)	(34)	(26)	(28)
Nova	BRL	6 126	4 920	6 287	7 773	(375)	(585)	121	372	(242)	(250)	(281)	(290)
Amazon	USD	107 007	133 053	161 175	193 035	10 733	15 315	20 304	26 977	-	-	-	-
B2W	BRL	8 863	9 635	10 549	11 216	342	416	563	666	(246)	(259)	(291)	(293)
JD.com	CNY	181 373	254 582	334 040	416 197	(4 122)	(613)	2 485	7 878	-	-	-	-
Vipshop	CNY	40 203	54 219	68 745	83 144	2 548	3 440	4 498	5 672	-	-	-	-
Ao World	GBP	477	596	730	902	8	(2)	3	19	-	-	-	-
Ocado	GBP	1 108	1 274	1 462	1 658	81	92	112	136	-	-	-	-
Qliro	SEK	4 420	4 458	4 644	4 927	n.a.	35	181	248	-	-	-	-

	Capex				Normalized EBITDA (1)				Adjusted normalized EBITDA (2)			
Company	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18
Cdiscount	(42)	(36)	(46)	(50)	(4)	4	35	73	(46)	(32)	(10)	23
Nova	(107)	(94)	(112)	(135)	(516)	(699)	(24)	193	(623)	(793)	(136)	58
Amazon	(4 588)	(5 581)	(6 436)	(7 513)	10 733	15 315	20 304	26 977	6 145	9 733	13 868	19 464
B2W	(720)	(578)	(540)	(539)	95	157	273	374	(625)	(421)	(267)	(165)
JD.com	(4 343)	(4 210)	(4 293)	(4 582)	(4 122)	(613)	2 485	7 878	(8 465)	(4 822)	(1 808)	3 297
Vipshop	(2 877)	(2 254)	(2 146)	(2 098)	2 548	3 440	4 498	5 672	(328)	1 187	2 353	3 574
Ao World	(6)	(7)	(6)	(6)	8	(2)	3	19	2	(9)	(3)	13
Ocado	(99)	(143)	(117)	(117)	81	92	112	136	(18)	(51)	(6)	19
Qliro	(117)	(110)	(100)	(90)	n.a.	35	181	248	n.a.	(75)	81	158

		EV / sales				EBITDA (% of sales)				Factoring costs (% of sales)			
Company	EV	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18
Cdiscount	n.a.					0,7%	2,0%	3,1%	4,7%	(0,9)%	(1,8)%	(1,3)%	(1,3)%
Nova	n.a.					(6,1)%	(11,9)%	1,9%	4,8%	(4,0)%	(5,1)%	(4,5)%	(3,7)%
Amazon	308 305	3,2x	2,6x	2,1x	1,8x	10,0%	11,5%	12,6%	14,0%	-	-	-	-
B2W	1 051	0,4x	0,4x	0,4x	0,3x	3,9%	4,3%	5,3%	5,9%	(2,8)%	(2,7)%	(2,8)%	(2,6)%
JD.com	22 391	0,9x	0,7x	0,5x	0,4x	(2,3)%	(0,2)%	0,7%	1,9%	-	-	-	-
Vipshop	6 828	1,3x	0,9x	0,7x	0,6x	6,3%	6,3%	6,5%	6,8%	-	-	-	-
Ao World	697	1,0x	0,8x	0,7x	0,5x	1,8%	(0,4)%	0,4%	2,1%	-	-	-	-
Ocado	1 805	1,3x	1,2x	1,0x	0,9x	7,4%	7,2%	7,6%	8,2%	-	-	-	-
Qliro	137	0,3x	0,3x	0,3x	0,3x	n.a.	0,8%	3,9%	5,0%	-	-	-	-
Slope													
Intercept													
R^2													
Cdiscount													
Nova													

	Capex (% of sales)				Normalized EBITDA %				Adjusted normalized EBITDA %			
Company	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18	FY15	FY16	FY17	FY18
Cdiscount	(2,4)%	(1,9)%	(2,3)%	(2,3)%	(0,2)%	0,2%	1,8%	3,4%	(2,6)%	(1,7)%	(0,5)%	1,1%
Nova	(1,7)%	(1,9)%	(1,8)%	(1,7)%	(8,4)%	(14,2)%	(0,4)%	2,5%	(10,2)%	(16,1)%	(2,2)%	0,7%
Amazon	(4,3)%	(4,2)%	(4,0)%	(3,9)%	10,0%	11,5%	12,6%	14,0%	5,7%	7,3%	8,6%	10,1%
B2W	(8,1)%	(6,0)%	(5,1)%	(4,8)%	1,1%	1,6%	2,6%	3,3%	(7,0)%	(4,4)%	(2,5)%	(1,5)%
JD.com	(2,4)%	(1,7)%	(1,3)%	(1,1)%	(2,3)%	(0,2)%	0,7%	1,9%	(4,7)%	(1,9)%	(0,5)%	0,8%
Vipshop	(7,2)%	(4,2)%	(3,1)%	(2,5)%	6,3%	6,3%	6,5%	6,8%	(0,8)%	2,2%	3,4%	4,3%
Ao World	(1,3)%	(1,2)%	(0,8)%	(0,7)%	1,8%	(0,4)%	0,4%	2,1%	0,5%	(1,6)%	(0,4)%	1,4%
Ocado	(8,9)%	(11,2)%	(8,0)%	(7,1)%	7,4%	7,2%	7,6%	8,2%	(1,6)%	(4,0)%	(0,4)%	1,2%
Qliro	(2,6)%	(2,5)%	(2,2)%	(1,8)%	n.a.	0,8%	3,9%	5,0%	n.a.	(1,7)%	1,7%	3,2%
Slope					16,09	14,43	12,42	11,14	19,64	15,45	13,95	11,62
Intercept					0,71	0,42	0,20	0,03	1,62	1,06	0,61	0,36
R^2					59,8%	74,1%	73,4%	82,8%	82,0%	67,5%	66,9%	67,8%
Cdiscount					0,67x	0,45x	0,42x	0,41x	1,10x	0,80x	0,54x	0,49x
Nova					(0,6)x	(1,6)x	0,15x	0,31x	(0,4)x	(1,4)x	0,31x	0,45x

Source: Bloomberg as of 19 July 2016

Notes:

(1): Normalized EBITDA = EBITDA (-) normalized factoring costs

(1): Adjusted normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex

- Peer sample
- Regression analysis
- Multiples – Cdiscount
- Multiples – Nova
- KPIs benchmark
- Transaction multiples

Valuation analysis - Project Delphes – Final Report - 8 August 2016

Appendix 77

© 2016 Owned by Eight Advisory – Confidential

Cdiscount trading multiples - Secondary approach for consistency purposes

EVs derived from trading multiples - Cdiscount

Cdiscount - Regression analysis	Cdiscount (€m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Cdiscount ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	1 737	1 861	1 968	2 133		1 932	2 070	2 189	2 372	
EV/Sales multiple (regression to Normative EBITDA*)	0,67x	0,45x	0,42x	0,41x		0,67x	0,45x	0,42x	0,41x	
EV before "non-normative" factoring adjustment	1 167	841	835	875		1 298	936	929	974	
(-) PV of "non-normative" factoring costs	-	-	-	-						
Enterprise Value (1)	1 167	841	835	875	930	1 298	936	929	974	1 034
EV/Sales multiple (regression to Adj. normative EBITDA**)	1,10x	0,80x	0,54x	0,49x		1,10x	0,80x	0,54x	0,49x	
EV before "non-normative" factoring adjustment	1 907	1 490	1 064	1 049		2 121	1 658	1 183	1 167	
(-) PV of "non-normative" factoring costs	-	-	-	-						
Enterprise Value (2)	1 907	1 490	1 064	1 049	1 378	2 121	1 658	1 183	1 167	1 532
Average Enterprise Value [(1) + (2)]	1 537	1 166	949	962	1 154	1 710	1 297	1 056	1 070	1 283
(-) Adjusted net financial debt					(175)					(194)
Equity Value (1)					755					840
Equity Value (2)					1 203					1 338
For reference:										
Enterprise Value derived from DCF					1 473					1 639
Implied FY17 EV/sales multiple					*0,75x*					*0,75x*
Equity Value derived from DCF					1 298					1 444

Source: 8A analysis, Bloomberg, Thomson Research

** Normalized EBITDA = EBITDA (-) normalized factoring costs*

*** Adjusted Normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex*

AO World - Best peer of Cdiscount	Cdiscount (€m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Cdiscount ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	1 737	1 861	1 968	2 133		1 932	2 070	2 189	2 372	
EV/Sales Multiple	1,02x	0,83x	0,67x	0,53x		1,02x	0,83x	0,67x	0,53x	
Enterprise Value	1 766	1 538	1 318	1 135	1 439	1 964	1 711	1 467	1 262	1 601
Min					*1 135*					*1 262*
Max					*1 766*					*1 964*
(-) Adjusted net financial debt	(175)	(175)	(175)	(175)		(194)	(194)	(194)	(194)	
Equity Value	1 591	1 363	1 144	960		1 770	1 517	1 272	1 068	
For reference:										
Enterprise Value derived from DCF	1 473	1 473	1 473	1 473		1 639	1 639	1 639	1 639	
Implied EV/sales multiple	*0,85x*	*0,79x*	*0,75x*	*0,69x*		*0,85x*	*0,79x*	*0,75x*	*0,69x*	
Equity Value derived from DCF	1 298	1 298	1 298	1 298		1 444	1 444	1 444	1 444	

Source: 8A analysis, Bloomberg, Thomson Research

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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© 2016 Owned by Eight Advisory – Confidential

EVs derived from trading multiples - Nova

Nova trading multiples - Secondary approach for consistency purposes

Nova - Regression analysis	Nova (R$m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Nova ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	6 126	4 920	6 287	7 773		1 852	1 488	1 901	2 351	
EV/Sales multiple (regression to Normative EBITDA*)	(0,65)x	(1,52)x	0,15x	0,31x		(0,65)x	(1,52)x	0,15x	0,31x	
EV before "non-normative" factoring adjustment	n.m.	n.m.	961	2 375		n.m.	n.m.	291	718	
(-) PV of "non-normative" factoring costs	(354)	(354)	(354)	(354)		(107)	(107)	(107)	(107)	
Enterprise Value (1)	n.m.	n.m.	607	2 021	1 314	n.m.	n.m.	184	611	397
EV/Sales multiple (regression to Adj. normative EBITDA**)	(0,38)x	(1,31)x	0,31x	0,45x		(0,38)x	(1,31)x	0,31x	0,45x	
EV before "non-normative" factoring adjustment	n.m.	n.m.	1 961	3 500		n.m.	n.m.	593	1 058	
(-) PV of "non-normative" factoring costs	(354)	(354)	(354)	(354)		(107)	(107)	(107)	(107)	
Enterprise Value (2)	n.m.	n.m.	1 607	3 147	2 377	n.m.	n.m.	486	951	719
Average Enterprise Value [(1) + (2)]					1 845					558
(-) Adjusted net financial debt					(1 092)					(330)
Equity Value (1)					222					67
Equity Value (2)					1 285					388
For reference:										
Enterprise Value derived from DCF					2 231					675
Implied FY17 EV/sales multiple					*0,35x*					*0,35x*
Equity Value derived from DCF					1 139					344

Source: 8A analysis, Bloomberg, Thomson Research

** Normalized EBITDA = EBITDA (-) normalized factoring costs*

*** Adjusted Normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex*

B2W - Best peer of Nova	Nova (R$m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Nova ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	6 126	4 920	6 287	7 773		1 852	1 488	1 901	2 351	
EV/Sales Multiple	0,44x	0,40x	0,37x	0,34x		0,44x	0,40x	0,37x	0,34x	
Enterprise Value before adjustment	2 665	1 969	2 298	2 673	2 401	806	595	695	808	726
(-) Nova "free cash flow" differential adjustment	(339)	(339)	(339)	(339)		(103)	(103)	(103)	(103)	
Enterprise Value	2 326	1 630	1 959	2 334	2 062	703	493	592	706	624
Min					*1 630*					*493*
Max					*2 334*					*706*
(-) Adjusted net financial debt	(1 092)	(1 092)	(1 092)	(1 092)		(330)	(330)	(330)	(330)	
Equity Value	1 234	538	867	1 241		373	163	262	375	
For reference:										
Enterprise Value derived from DCF	2 231	2 231	2 231	2 231		675	675	675	675	
Implied EV/sales multiple	*0,36x*	*0,45x*	*0,35x*	*0,29x*		*0,36x*	*0,45x*	*0,35x*	*0,29x*	
Equity Value derived from DCF	1 139	1 139	1 139	1 139		344	344	344	344	

Source: 8A analysis, Bloomberg, Thomson Research

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis - Project Delphes – Final Report - 8 August 2016
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Cdiscount: peers benchmark Benchmark Cdiscount 2015 Net sales growth per quarter Q1 Q2 Q3 Q4 Cdiscount (France) - GMV 28.5% 24.9% 15.9% 13.8% Cdiscount (France) - Net sales 16.4% 13.7% 6.8% 9.3% French eCommerce players LDLC.com 0.0% 11.0% 12.0% 11.0% Showroomprive n.a. 27.4% n.a. 22.1% Other European & global eCommerce players Amazon 15.0% 20.0% 23.0% 22.0% AO.com (UK, AO.com only) n.a. 11.2% n.a. 35.0% Ocado n.a. n.a. n.a. n.a. Qliro 8.3% 7.7% - 0.4% 2.2% Verkkokauppa 20.0% 32.0% 22.0% 24.0% Source: Companies press releases Internet sales growth FY15 9m FY15 Q4 FY15 12m FY16 12m Growth n.a. 12.0% 14.3% 10.0% Source: FEVAD Net sales (local currency) FY15A FY16E FY17E FY18E CAGR – Cdiscount Cdiscount 1,737 1,861 1,968 2,133 7.1% Growth 9.6% 7.1% 5.7% 8.4% – Nova Peers Amazon 107,007 133,053 161,175 193,035 21.7% Growth 24.3% 21.1% 19.8% AO World 477 596 730 902 23.7% Growth 25.1% 22.5% 23.6% Ocado 1,108 1,274 1,462 1,658 14.4% Growth 15.0% 14.7% 13.4% Qliro 4,420 4,458 4,644 4,927 5.1% Growth n.m. 4.2% 6.1% Source: Company, Thomson Financial Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 80 © 2016 Owned by Eight Advisory - Confidential

Nova: Peers benchmark Benchmark Nova (local currency) Net sales FY15A FY16E FY17E FY18E CAGR Nova 6,126 4,920 6,287 7,773 8.3% Growth - 19.7% 27.8% 23.6% Peers Amazon 107,007 133,053 161,175 193,035 21.7% Growth 24.3% 21.1% 19.8% B2W 8,863 9,635 10,549 11,216 8.2% Growth 8.7% 9.5% 6.3% JD.com 181,373 254,582 334,040 416,197 31.9% Growth 40.4% 31.2% 24.6% VIPShop 40,203 54,219 68,745 83,144 27.4% Growth 34.9% 26.8% 20.9% Source: Company, Thomson Financial Brazilian peers growth in FY15A - Cdiscount - Nova Revenue growth - Year on year Q1 Q2 Q3 Q4 Nova 17.7% 19.9% 9.1% (13.4)% B2W 23.6% 19.2% 17.0% 5.9% MELI - Brazil 58.0% 58.0% 47.0% 42.0% E - Commerce Mag. Luisa 9.2% (0.4)% 9.2% 19.1% Source : Quarterly Company releases Note: Nova figures adjusted from the impact of the fraud, which was allocated to FY13, FY14 and FY15 as per information provided by Mangement Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 81 © 2016 Owned by Eight Advisory - Confidential

Transactions on B2W capital

(1/2)

Transaction on B2W capital: the implied 2014 transaction multiple on B2W reflects pre-crisis market conditions as the transaction multiple is in line with the company trading multiple at that date.

1. B2W EV / LTM sales market multiple

In R$m	30/06/2014	30/09/2014
# Shares o/s (m)	254	255
Share price (R$) (1)	31	33
Market capitalization	**7,804**	**8,365**
Gross financial debt	*2,986*	*2,303*
Financial debt adjustments (2)	*(702)*	*(730)*
Adjusted gross financial debt	2,284	1,572
Cash and cash equivalent	(1,948)	(1,304)
NWC adjustment (3)	(5)	(114)
Tax losses	(348)	(438)
Adjusted net debt	**(17)**	**(284)**
Enterprise Value	**7,787**	**8,081**
Sales	**7,026**	**7,495**
EV / Sales	**1.1x**	**1.1x**

Source: Bloomberg, Company info, Eight Advisory analysis
Notes:
(1): 1-m average as at quarter-end
(2): Related to FIDC debt (assumed as NWC item)
(3): Difference with yearly average

2. Tiger/Lojas Americanas transaction on B2W

In R$m	30/06/2014
Issue price per share (R$)	**25**
Equity before capital increase (R$m)	**1,199**
Shares outstanding before cpaital increase (m)	*159*
Capital increase (R$m)	**2,380**
Number of shares issued (m)	*95*
Equity after capital increase (R$m)	**3,579**
Shares outstanding after cpaital increase (m)	*254*
New shares (as % of total shares post)	37.5%
Equity Value implied by the Transaction	6,355
Net debt as of 31/12/2013	748
Enterprise value	**7,103**
Last 12 months sales	**7,026**
EV/sales multiple (LTM sales)	**1.0x**

Source: Press release, B2W financial statements

Peer sample

Regression analysis

Multiples – Cdiscount

Multiples – Nova

KPIs benchmark

Transaction multiples

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Appendix 82

Transaction on B2W capital: the capital increase which occurred on 5 July 2016 was based on a value per share in line with the share price. This transaction Transactions on B2W capital (2/2) Peer sample Regression analysis Multiples - Cdiscount Multiples - Nova KPIs benchmark Transaction multiples multiple therefore appears redundant with the results derived from market multiples method. Details on B2W capital increase (July 2016) Number of shares before the capital increase 257,318,364 Number of new shares issued 82,300,000 Number of shares issued 339,618,364 In R$ Amount of the capital increase 823,000,000 Price per share issued 10.0 Stock price as of 16 May 2016 (announce) 10.4 Stock price as of 31 May 2016 (approval) 9.9 Source: Notice to shareholders, 31 May 2016 Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 83 © 2016 Owned by Eight Advisory - Confidential

Transaction involving Qliro

On 15 June 2016, Qliro announced the sale of its subsidiary Tretti AB to WhiteAway, for a total cash consideration of SEK 250m. Based on an Enterprise Value of SEK 180m and FY15 revenue of SEK 754m, this transaction leads to an implied EV/sales multiple of 0.24x.

Details on the sale of Tretti by Qliro

in SEKm	FY15A
EV	**180.0**
Cash	70.0
Total cash consideration	**250.0**
Sales	754
EBITDA	4.4
EBITDA margin (in % of sales)	*0.6%*
EV/Sales	**0.24x**
EV/EBITDA	**n.m.**

Source: public information

- The 0.24x implied EV/sales multiple appears to be at the **very low end of the range** of market multiples observed among Cdiscount listed peers.
- Tretti's historical **EBITDA margin appears to be low**, compared to Cdiscount peers, and to Cdiscount margins assumed over FY16-FY18 in the business plan.
- In addition, based on Qliro press release, this transaction is **expected to lead to a SEK (105)m loss on discontinued operations**.
- Based on the above, **this transaction was not considered as relevant for Cdiscount, and was therefore excluded from our valuation analyses**.

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis - Project Delphes – Final Report - 8 August 2016
Appendix 84

© 2016 Owned by Eight Advisory – Confidential

Appendix 6: Additional analysis on synergies expected from the Transaction Appendix

What is the estimated range of values for the Nova operating synergies which could be paid to Cnova's shareholders depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

The value of the operating (logistics) synergies which are attributable to Nova was estimated at $225m. The amount which could be paid in the Transaction (depending on the negotiations outcome) ranges from $0m to $175m.

Nova operating synergies



Supply Chain R$98m p.a.
Sales & litigation R$88m p.a.
De-synergies R$(4)m p.a.
HQ R$23m p.a.
Total: R$204m p.a. (run rate)
Tax rate
R$133m p.a. (after tax)
Via Varejo
Nova
Discount rate reflecting uncertainty
Discount rate reflecting uncertainty
NPV
R$200m at 100% ($61m)
NPV
R$743m at 100% ($225m)
$0m
$175m
$225m
0%
78%
100%
% paid to Cnova's shareholders

Source: Management, Eight Advisory analysis

Nova operating synergies

- Analysis of synergies expected from the contemplated operation (the "Nova operating synergies") based on report prepared by **Friedrich, Heilbronn & Fiszer**, dated 19 February 2016.
- Nova operating synergies identified consist of:
  - Supply chain/logistic savings, additional sales, diminution in litigation charges, headquarter costs savings,
  - "De-synergies" (end of sales to international suppliers).
- Synergies allocated between Nova and Via Varejo based on the **respective economic benefits** expected from the operation.
- **Net Present Value of 100% of synergies** attributable to Via Varejo and Nova estimated using a specific discount rate (specific risk premium of 300bps):
  - R$200m ($61m) for Via Varejo,
  - **R$743m** ($225m) **for Nova,**
- Given the 22% interest that NewCo will hold in Cnova, the portion of Nova synergies that could be paid by NewCo to Cnova stands between 0% and 78% of the total synergies attributable to Nova, i.e. **between $0m and $175m.**

Valuation analysis - Project Delphes – Final Report - 8 August 2016

Appendix 86

© 2016 Owned by Eight Advisory – Confidential

What is the estimated range of values for the Nova inventory-related synergies which could be paid to Cnova's shareholders depending on the negotiations outcome?

- **Nova synergies**
- Cnova synergies
- Cnova incl. synergies – Sensitivity to FX

The value of the inventory-related synergies which are attributable to Nova was estimated at $60m. The amount which could be paid in the Transaction (depending on the negotiations outcome) ranges from $0m to $47m.

Nova inventory-related synergies



Inventory sharing (one-off) R$324m
Inventory sharing (incremental) R$40m p.a.
Financing costs savings (after tax) R$30m p.a.
R$324m (one-off)
+
R$70m p.a. (after tax)
Via Varejo
Nova
Discount rate reflecting uncertainty
Discount rate reflecting uncertainty
NPV
R$593m at 100%
($179m)
NPV
R$198m at 100%
($60m)



$0m
$47m
$60m
0%
78%
100%
% paid to Cnova's shareholders

Source: Management, Eight Advisory analysis

Nova inventory-related synergies

- Analysis of inventory-related synergies expected from the contemplated operation (the "Nova inventory synergies") based on calculation **prepared by Via Varejo, and approved by GPA**.
- Nova inventory synergies identified consist of:
  - Inventory sharing between Nova and VV, leading to lower "safety" inventories required compared to current situation,
  - Financing costs savings related to this inventory sharing.
- Synergies allocated between Nova and Via Varejo based on the **respective economic benefits** expected from the operation.
- **Net Present Value of 100% of synergies** attributable to Via Varejo and Nova estimated using a specific discount rate (specific risk premium of 300bps):
  - R$593m ($179m) for Via Varejo,
  - **R$198m** ($60m) **for Nova,**
- Given the 22% interest that NewCo will hold in Cnova, the portion of Nova synergies that could be paid by NewCo to Cnova stands between 0% and 78% of the total synergies attributable to Nova, i.e. **between $0m and $47m.**

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Appendix 87

What is the estimated range of values for the NOLs which could be paid depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

The amount of NOLs de-synergies which could be borne by Cnova (depending on the negotiations outcome) ranges from $(27)m to $0m.

Nova NOLs de-synergies


NPV: $34m
Transaction
None
% borne by Cnova:
$0m
$(27)m
$(34)m
0%
78%
100%

Source: Management, Advisory analysis

Nova NOLs de-synergies

- Tax benefits of the utilization of **Nova NOLs** (NPV estimated at $34m) will **be lost, following the contribution of Nova to NewCo** by Cnova.
- Given the 22% interest that NewCo will hold in Cnova, the portion of NOLs de-synergies that could be borne by Cnova stands between 0% and 78% of the total NOLs de-synergies, i.e. **between $(27)m and $0m**.

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Appendix 88

What is the estimated range of values for the Holding synergies which could be paid to NewCo's shareholders depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

The value of the Holding synergies was estimated at $72m. The amount which could be paid in the Transaction by Cnova to NewCo's shareholders (depending on the negotiations outcome) ranges from $0m to $16m.

Cnova Holding synergies



Holding costs standalone ($m)
21
16
11
6
17.0
17.3
17.7
18.0
18.4
FY16B FY17F FY18F FY19F FY20F
Transaction
Holding costs post Transaction ($m)
16
11
6
14.3
7.6
7.7
7.9
8.1
FY16B FY17F FY18F FY19F FY20F
NPV
NPV
$(138)m
$(67)m
Holding synergies: $72m
% paid to NewCo:
$0m
$16m
$72m
0%
22%
100%

Source: Management, Eight Advisory analysis

Cnova Holding synergies

- **Savings in Cnova holding costs** (the "Holding synergies") post-completion of the contemplated Transaction, due to simplification of Cnova corporate structure:
  - Reduction in audit fees,
  - Optimization of HR structure costs,
  - Reduction in G&A costs,
  - Further savings related to Cnova Nasdaq delisting not included at this stage.
- **Net Present Value of 100% of Holding synergies** based on blended corporate tax and discount rates of Nova and Cdiscount estimated at $72m.
- Given the 22% interest that NewCo will hold in Cnova, the portion of Holding synergies that could be paid by Cnova to NewCo's shareholders stands between 0% and 22% of the total Holding synergies, i.e. **between $0m and $16m.**

Valuation analysis - Project Delphes – Final Report - 8 August 2016

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Appendix 89

The amount of Tax de-synergies which could be borne by NewCo (depending on the negotiations outcome) ranges from $(1)m to $0m.

What is the estimated range of values for the Tax de-synergies which could be paid depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

Cnova Tax de-synergies



Nova equity value (Cash Purchase Price)
Capital gain subject to tax
Capital gain tax(1): $(6)m
$0m
$(1)m
$(6)m
% borne by NewCo:
0%
22%
100%

Source: Management, Eight Advisory analysis

Note (1): Capital gain tax amount provided by Management, corresponding to 15% x Cash Purchase Price, as per Agreement definition

Cnova Tax de-synergies

- As part of the Transaction structure currently contemplated, the sale by Cnova of Nova to NewCo could lead to the recognition of a **taxable capital gain at Cnova**, corresponding to 15% of the Cash Purchase Price (as per Agreement definition: "*difference between (a) the agreed value of Cnova Brazil […] minus (b) the agreed value of Via Varejo's indirect 22% interest in Cnova NV […]*").
- Based on our latest discussions with Management, the resulting **capital gain tax** (the "Tax de-synergies") could amount to **$(6)m**.
- Given the 22% interest that NewCo will hold in Cnova, the portion of Tax de-synergies that could be borne by NewCo stands between 0% and 22% of the total Tax de-synergies, i.e. **between $(1)m and $0m**.

Note: We understand that the Cnova Tax-de-synergies amount is to be finalized by Management

Valuation analysis - Project Delphes – Final Report - 8 August 2016

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Appendix 90

The amount of Transaction costs which could be borne by NewCo (depending on the negotiations outcome) ranges from $(1)m to $0m. What is the estimated range of values for the Transaction costs which could be paid depending on the negotiations outcome? Transaction costs de - synergies Transaction NPV: $0m $0m % borne by NewCo: 0% NPV: $(6)m $(1)m $(6)m 22% 100% Transaction costs de - synergies ᇄ As part of the Transaction, transaction costs (advisors, etc.) will be incurred. At this stage, they are estimated at $(6)m (Management). ᇄ Given the 22% interest that NewCo will hold in Cnova, the portion of transaction costs de - synergies that could be borne by NewCo stands between0% and 22% of the total Transaction costs de - synergies, i.e. between $(1) m and $0m . Source: Management, Eight Advisory analysis Nova synergies Cnova synergies Cnova incl. synergies - Sensitivity to FX Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 91 © 2016 Owned by Eight Advisory - Confidential

What would be Cnova value per share, including the impact of synergies/de-synergies?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

Based on a central standalone Equity value of $4,09 per share, and including the impact of the synergies and de-synergies to be shared in the context of the Transaction, Cnova Equity value per share would range from $4,26 to $4,79

Sensitivity analysis of Cnova Equity value per share to the percentage of synergies to be shared (in $)

Based on standalone Central Equity value

% of synergies paid to Cnova				
0,0%	25,0%	**50,0%**	75,0%	100,0%
4,26	4,39	**4,52**	4,66	4,79

Based on standalone High Equity value

% of synergies paid to Cnova				
0,0%	25,0%	**50,0%**	75,0%	100,0%
4,80	4,94	**5,07**	5,20	5,33

Source: Eight Advisory analysis

Sensitivity analysis of Cnova Equity value per share to the percentage of synergies shared

- **0% synergies paid scenario** corresponds to:
  - Nova synergies: 100% at NewCo / 0% at Cnova,
  - Holding synergies: 0% at NewCo / 100% at Cnova,
  - NOLs de-synergies: 100% at NewCo / 0% at Cnova,
  - Transaction and tax de-synergies: 0% at NewCo / 100% at Cnova.
- **50% synergies paid scenario** corresponds to:
  - Nova synergies: 61%(1) at NewCo / 39%(2) at Cnova,
  - Holding synergies: 11%(3) at NewCo / 89%(4) at Cnova,
  - NOLs de-synergies: 61% at NewCo / 39% at Cnova,
  - Transaction and tax de-synergies: 11% at NewCo / 89% at Cnova.
- **100% synergies paid scenario** (reflecting Cnova and NewCo respective stakes in Cnova) corresponds to:
  - Nova synergies: 22% at NewCo / 78% at Cnova,
  - Holding synergies: 22% at NewCo / 78% at Cnova,
  - NOLs de-synergies: 22% at NewCo / 78% at Cnova,
  - Transaction and tax de-synergies: 22% at NewCo / 78% at Cnova.

*Note (1): 61% = 22% (NewCo % in Cnova) + (1-50%) * 78% (Cnova % in Nova)*

*Note (2): 39% = 50% * 78% (Cnova % in Nova)*

*Note (3): 11% = 50% * 22% (NewCo % in Cnova)*

*Note (4): 89% = 78% (Cnova % in Nova) + (1-50%) * 22% (HolCo in Cnova)*

Valuation analysis - Project Delphes – Final Report - 8 August 2016

© 2016 Owned by Eight Advisory – Confidential

Appendix 92

Appendix 7: Analysts’ views on the Transaction Appendix 93

What are the analysts' view's on the contemplated Transaction?

(1/3)

Cnova

Via Varejo

To the view of the analysts' covering Cnova, the terms of the contemplated Transaction are fair, or even better than expected. This Transaction makes strategic sense as it should unlock some value at Cnova level.

1. Summary of analysts' views on the contemplated Transaction – at Cnova

Broker	Date	Comment	View	
JP Morgan	12/04/2016	➲ *"We estimate that **such a move could almost double the value** of what would be a newly listed entity in Cdiscount, and thus **upgrade Cnova to OW**"*	+	Brokers between 12/04/2016 and 12/05/2016
JP Morgan	26/04/2016	➲ *"We reiterate our thesis that demerging Cnova into two separate entities, keeping Cdiscount as the only listed entity, could **make strategic sense**"*	+	
		➲ *"The market cap of Cdiscount could double in this scenario, in our view"*	+	
		➲ *"[Cnova] is dragged by the slowdown seen in Brazil, delaying Cnova's breakeven point. However, we believe that there is **significant room to unlock value at Cnova through corporate restructuring optionality** as current structure in not optimal, in our view"*	+	
Société Générale	11/05/2016	➲ *"We think that this kind of deal would make sense only if Cnova Brazil ends up being a less attractive business than initially expected and/or if synergies with Via Varejo's store network are tougher to unlock with the current structure"*	•	
Kepler Cheuvreux	12/05/2016	➲ ***"Offer terms better than expected"***	+	Brokers following the announcement on 12/05/2016
		➲ ***"We change our rating to Accept Offer from Hold"***	+	
		➲ ***"The price offered presents a premium above our expectations"***	+	
Crédit Suisse	12/05/2016	➲ *"Given the contingent offer currently on the table for the remainder of CNV shares, we **increase our price target to $5.50 from prior $4**"*	+	
Deutsche Bank	13/05/2016	➲ *"Given the state of affairs in the Brazil ecommerce unit, and the valuation of the overall business prior to today's announcement, the punt-Brazil and take-private of France at an **82% premium** to where it was trading **may be the correct move**"*	+	

Valuation analysis - Project Delphes – Final Report - 8 August 2016
© 2016 Owned by Eight Advisory – Confidential
Appendix 94

What are the analysts' view's on the contemplated Transaction?

(2/3)

To the view of the analysts' covering Via Varejo, valuation underlying the contemplated Transaction looks fair. This Transaction makes strategic sense for VV, as it should enable to implement a truly multichannel strategy and capture operating synergies (on the mid/long term). On the short term, views are mixed.

2. Summary of analysts' views on the contemplated Transaction – at Via Varejo

Broker	Date	Comment	View
Crédit Suisse	20/04/2016	➲ *"We continue to believe that a de-facto corporate restructuring involving Cnova, CBD and VVAR11 is an option in the future. Structurally, as we always mentioned, we **would have preferred to have left Cnova Brasil controlled by VVAR11**"*	+
JP Morgan	28/04/2016	➲ *"**From a Casino/CNV point of view, we believe there are several advantages**: (1) monetizing a stake in Brazil worth north of R$1bn; (2) accessing VVAR's cash position – the largest within the whole Casino Group and also the most distant from Casino given its small indirect stake in VVAR (14%); (3) reducing cash burden of Nova.com's working capital needs to CNV"*	+
		➲ *"If this transaction materializes, the cash burn would be transferred to VVAR, potentially weighing on future results"*	-
		➲ ***"Not owning its e-commerce is a key pushback to VVAR's case"***	+
		➲ *"The positive implication from this potential deal (depending on valuation) would be the **removal of a key overhang from VVAR's case**, which is the conflict of interest of not controlling the online channel of its brands, while the bricks & mortar overhead, scale, network of stores, and distribution is key to providing sustainability for both businesses"*	+
HSBC	03/05/2016	➲ *"We estimate a significant impact on Via Varejo's financial statements in the event of an incorporation of Cnova Brasil. For 2016e-20e, we would estimate **higher pro-forma sales (+35%), gross profit (+19%) and EBITDA (+7%) but lower net income (-37%)**. This is because Via Varejo would move from booking equity income (22% of Cnova's net income) in its EBITDA, to full consolidation"*	•
Itau Brazil	09/05/2016	➲ *"Although Via Varejo's valuation has been driven by recent news of some corporate activity, we see 1Q16 results as a negative trigger for the stock based on the soft operating and cash flow performance"*	•
HSBC	11/05/2016	➲ *"We also see upside risks from a potential re-organization of Cnova"*	•

Brokers between 12/04/2016 and 12/05/2016

Cnova

Via Varejo

Valuation analysis - Project Delphes – Final Report - 8 August 2016

Appendix 95

© 2016 Owned by Eight Advisory – Confidential

To the view of the analysts’ covering Via Varejo, valuation underlying the contemplated Transaction looks fair. This Transaction makes strategic sense for What are the analysts’ view’s on the contemplated Transaction? VV, as it should enable to implement a truly multichannel strategy and capture operating synergies (on the mid/long term). On the short term, views are mixed. 2. Summary of analysts’ views on the contemplated Transaction - at Via Varejo (cont’d) Crédit Suisse 12/05/2016 "We view the proposed corporate restructuring involving VVAR11 and Cnova (CNV) positively" + "Valuation looks fair on multiples" (3/3) BTG Pactual 12/05/2016 "VVAR will now control 100% of its e - commerce operations and eliminate conflicts of interest at + HSBC 13/05/2016 UBS 14/06/2016 Varejo CNova , which will be key for the company to consolidate itself as a relevant e - commerce player in Brazil and guarantee the sustainability of its business" "We think the proposal is fair and favourable for Via Varejo [...] and we think it is positive from a strategic perspective" "We estimate that changes in financial consolidation would reduce our 2017 - 20e EPS by an average of 37%" "We think the market is likely to continue to look at the two businesses separately and focus on the potential for turnaround (of both businesses) and synergies" "While we see the proposed transaction to incorporate Cnova Brazil as positive in the mid/long term , the short - term benefits are not enough to change our view on the company" "In the mid/long term, we think the restructuring would allow VVAR to start pursuing a truly multichannel strategy, which we view as the best way for it to thrive" "The deal is also likely to have an immediate positive effect on VVAR from the capture of operational synergies , but these are hard to measure for now given limited disclosure" "We think the synergies and long - term benefits from having an in - house eCommerce operation are not priced in, as the market values VVAR + Cnova Brazil via a sum - of - the - parts model given still limited disclosure on the latter. Low visibility on synergy gains also limits our ability to properly capture them in the valuation" + + • • + • • following the announcement on 12/05/2016 Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 96 © 2016 Owned by Eight Advisory - Confidential

Appendix 8: Brazil economic information Appendix

Brazil key macroeconomic indicators forecasts do not reflect significant recovery scenario. Brazil economic outlook 1. Real GDP growth 10% Actual 8% 7.5% 6% 3.9% 4% 3.0% 1.9% 2% 0.1% - (2)% (4)% (3.8)% (6)% 2010 2011 2012 2013 2014 2015 Forecasts 4.0% 4.2% 3.1% 1.0% (3.5)% 2016 2017 2018 2019 2020 3. Inflation (IPCA) 12% Actual 10% 8% 6.5% 5.9% 5.8% 5.9% 6% 4% 2% - 2010 2011 2012 2013 Forecasts 10.7% 7.2% 6.4% 4.8% 4.2% 4.2% 4.4% 2014 2015 2016 2017 2018 2019 2020 Source: Itaù July 2016 long - term scenario 2. SELIC rate (end of period) 16% Actual Source: Itaù July 2016 long - term scenario 4. Unemployment rate Forecasts Actual Forecasts 14% 12% 10% 8% 6% 4% 2% - 14.3% 13.5% 11.8% 10.8%11.0% 10.0% 10.0% 8.5% 8.3%8.8% 7.3% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 12% 10% 8% 6% 4% 2% - 6.8% 6.0% 2010 2011 5.5% 5.4% 2012 2013 10.2% 10.4% 10.2% 10.0% 9.2% 6.8% 4.8% 2014 2015 2016 2017 2018 2019 2020 Source: Itaù July 2016 long - term scenario Source: IMF, April 2016 Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 98 © 2016 Owned by Eight Advisory - Confidential

What is the level of the Brazilian e - commerce market growth and how does it compare with Nova perspectives? 50,0 40,0 30,0 20,0 10,0 - Annual online shopping turnover growth in Brazil 2012 - 2016 28,0% 24,3% 20,3% 15,4% 44,6 41,3 35,8 8,0% 28,8 22,5 FY12 FY13 FY14 FY15 FY16E Annual online shopping turnover YoY growth rate (%) 30,0% 25,0% 20,0% 15,0% 10,0% 5,0% - Brazilian market historical performance and expectations for 2016 ᇄ 2015 sales were better than expected, considering the country recession. In 2014, sales had grown by 24%, and in 2013 by 28%. ᇄ Online sales in Brazil are expected to cool down this year and grow by 8%, compared to the 15.3% jump seen in 2015, according to local e - commerce consultancy and research firm E - bit. Source: E - bit / Statistica 2016 14 000 12 000 10 000 8 000 6 000 4 000 2 000 0 Nova GMV and Net sales growth expectations 2016 - 2018 12 295 10 174 8 649 7 971 7 886 6 870 6 126 6 228 20,9% 17,6% 16,2% 14,8% 10,3% 8,5% 5,1% 1,7 % FY15 FY16E FY17E FY18E 50,0% 45,0% 40,0% 35,0% 30,0% 25,0% 20,0% 15,0% 10,0% 5,0% - Nova ᇄ In 2016, Nova’s GMV expected growth is slightly above the Online market targets according to E - bit. ᇄ For 2017 and 2018, the growth is expected to accelerate but will remain below the levels observed in 2013 and 2014. ᇄ Nova’s Net sales growth is lower than the GMV growth because of the marketplace development. Nova GMV Nova net sales Nova GMV growth (%) Nova net sales growth (%) Source: Cnova management Valuation analysis - Project Delphes - Final Report - 8 August 2016 Appendix 99 © 2016 Owned by Eight Advisory - Confidential

A